                         RECEIVABLES PURCHASE AGREEMENT

                           DATED AS OF APRIL 30, 2003

                                  BY AND AMONG

                             CNX FUNDING CORPORATION

                                    as Seller

                                       AND

                               CONSOL ENERGY INC.

                               as initial Servicer

                                       AND

              CONSOL SALES COMPANY, CONSOL OF KENTUCKY INC., CONSOL
          PENNSYLVANIA COAL COMPANY, CONSOLIDATION COAL COMPANY, ISLAND
             CREEK COAL COMPANY, WINDSOR COAL COMPANY, MCELROY COAL
          COMPANY, KEYSTONE COAL MINING CORPORATION,EIGHTY-FOUR MINING
            COMPANY, CNX GAS COMPANY LLC, CNX MARINE TERMINALS INC.

                                as Sub-Servicers

                                       AND

                       THE CONDUIT PURCHASERS PARTY HERETO

                                       AND

                         THE CONDUIT AGENTS PARTY HERETO

                                       AND

                         PNC BANK, NATIONAL ASSOCIATION,
                                as Administrator

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                                TABLE OF CONTENTS
                                -----------------
                                                                            Page
                                                                            ----

ARTICLE I.   AMOUNTS AND TERMS OF THE PURCHASES.............................   1
     Section 1.1   Purchase Facility........................................   1
     Section 1.2   Making Purchases.........................................   2
     Section 1.3   Purchased Interest Computation...........................   3
     Section 1.4   Settlement Procedures....................................   3
     Section 1.5   Fees.....................................................   6
     Section 1.6   Payments and Computations, Etc...........................   6
     Section 1.7   Increased Costs and Yield Protection.....................   7
     Section 1.8   Requirements of Law......................................   8
     Section 1.9   Inability to Determine Euro-Rate.........................   9

ARTICLE II.  REPRESENTATIONS AND WARRANTIES; COVENANTS; TERMINATION EVENTS..  10
     Section 2.1   Representations and Warranties; Covenants................  10
     Section 2.2   Termination Events.......................................  10

ARTICLE III. INDEMNIFICATION................................................  10
     Section 3.1   Indemnities by the Seller................................  10
     Section 3.2   Indemnities by the Servicer..............................  12
     Section 3.3   Notice of Claims.........................................  12

ARTICLE IV.  ADMINISTRATION AND COLLECTIONS.................................  13
     Section 4.1   Appointment of the Servicer..............................  13
     Section 4.2   Duties of the Servicer...................................  14
     Section 4.3   Lock-Box Arrangements....................................  15
     Section 4.4   Enforcement Rights.......................................  15
     Section 4.5   Responsibilities of the Seller...........................  16
     Section 4.6   Servicing Fee............................................  17

ARTICLE V...................................................................  17
     Section 5.1   Appointment and Authorization............................  17
     Section 5.2   Delegation of Duties.....................................  18
     Section 5.3   Exculpatory Provisions...................................  18
     Section 5.4   Reliance by Administrator................................  18
     Section 5.5   Notice of Termination Events.............................  18
     Section 5.6   Non-Reliance on Administrator............................  19
     Section 5.7   Administrator, Conduit Purchasers, Conduit Agents
                   and Affiliates...........................................  19
     Section 5.8   Indemnification..........................................  19
     Section 5.9   Successor Administrator..................................  20

ARTICLE VI.  MISCELLANEOUS..................................................  21

                                       i

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     Section 6.1   Amendments, Etc..........................................  21
     Section 6.2   Notices, Etc.............................................  21
     Section 6.3   Assignability............................................  21
     Section 6.4   Costs, Expenses and Taxes................................  23
     Section 6.5   No Proceedings; Limitation on Payments...................  24
     Section 6.6   Confidentiality..........................................  24
     Section 6.7   GOVERNING LAW AND JURISDICTION...........................  24
     Section 6.8   Execution in Counterparts................................  25
     Section 6.9   Survival of Termination..................................  25
     Section 6.10  WAIVER OF JURY TRIAL.....................................  25
     Section 6.11  Entire Agreement.........................................  25
     Section 6.12  Headings.................................................  26
     Section 6.13  Conduit Purchasers' and Conduit Agents' Liabilities......  26

EXHIBIT I    DEFINITIONS........................................................

EXHIBIT II   CONDITIONS OF PURCHASES............................................

EXHIBIT III  REPRESENTATIONS AND WARRANTIES.....................................

EXHIBIT IV   COVENANTS..........................................................

EXHIBIT V    TERMINATION EVENTS.................................................

SCHEDULE I   CREDIT AND COLLECTION POLICY.......................................

SCHEDULE II  LOCK-BOX BANKS AND LOCK-BOX ACCOUNTS...............................

SCHEDULE III TRADE NAMES........................................................

SCHEDULE IV  OFFICE LOCATIONS...................................................

SCHEDULE V   CONDUIT PURCHASERS, CONDUIT AGENTS, ETC. ..........................

ANNEX A FORM OF INFORMATION PACKAGE.............................................

ANNEX B FORM OF PURCHASE NOTICE.................................................

ANNEX C FORM OF PAYDOWN NOTICE..................................................

ANNEX D FORM OF COMPLIANCE CERTIFICATE..........................................

     This RECEIVABLES PURCHASE AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "Agreement") is entered into as of April 30, 2003, by and among CNX FUNDING CORPORATION, a Delaware corporation, as seller (the "Seller"), CONSOL ENERGY INC., a Delaware corporation ("CONSOL Energy"), as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the "Servicer"), CONSOL SALES COMPANY, a Delaware corporation, CONSOL OF KENTUCKY INC., a Delaware corporation, CONSOL PENNSYLVANIA COAL COMPANY, a Delaware corporation, CONSOLIDATION COAL COMPANY, a Delaware corporation, ISLAND CREEK COAL COMPANY, a Delaware corporation, WINDSOR COAL COMPANY, a West Virginia corporation, MCELROY COAL COMPANY, a Delaware corporation, KEYSTONE COAL MINING CORPORATION, a Pennsylvania corporation, EIGHTY-FOUR MINING COMPANY, a Pennsylvania corporation, CNX MARINE TERMINALS INC., a Delaware corporation, CNX GAS COMPANY LLC, a Virginia limited liability company (each a "Sub-Servicer" and collectively, the "Sub-Servicers"), the CONDUIT PURCHASERS PARTY HERETO (each, as set forth in Schedule V hereto, a "Conduit Purchaser"), the CONDUIT AGENTS PARTY HERETO (each, as set forth in
Schedule V hereto, a "Conduit Agent"), and PNC BANK, NATIONAL ASSOCIATION, a national banking association ("PNC"), as Conduit Agent for Market Street, and as administrator for the Conduit Purchasers (in such capacity, together with its successors and assigns in such capacity, the "Administrator").

     PRELIMINARY STATEMENTS. Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I. References in the Exhibits hereto to the "Agreement" refer to this Agreement.

     The Seller desires to sell, transfer and assign an undivided variable percentage interest in a pool of receivables, and the Conduit Purchasers desire to acquire such undivided variable percentage interest, as such percentage interest shall be adjusted from time to time based upon, in part, reinvestment payments that are made by the Conduit Purchasers.

     In consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

                                   ARTICLE I.
                       AMOUNTS AND TERMS OF THE PURCHASES

     Section 1.1  Purchase Facility.
                  -----------------

     (a) On the terms and conditions hereinafter set forth, each Conduit Purchaser hereby agrees to purchase, and make reinvestments of, undivided percentage ownership interests with regard to the Purchased Interest from the Seller from time to time from the date hereof to the Facility Termination Date to the extent that, for each Conduit Purchaser, such purchase or reinvestment would not exceed its respective commitment set forth in Schedule V hereto, and after giving effect to all such purchases or reinvestments for all Conduit Purchasers on such date, the aggregate outstanding Capital of the Purchased Interest would exceed the Purchase Limit.

     (b) The Seller may, upon at least 60 days' written notice to the Administrator, terminate the purchase facility provided in this Section in whole or, upon at least 30 days' written notice to the Administrator, from time to time, irrevocably reduce in part the unused portion of the Purchase Limit; provided, that each partial reduction shall be in the amount of at least $5,000,000, or an integral multiple of $1,000,000 in excess thereof, and that, unless terminated in whole, the Purchase Limit shall in no event be reduced below $50,000,000.

     Section 1.2  Making Purchases.
                  ----------------

     (a) Each purchase (but not reinvestment) of undivided percentage ownership interests with regard to the Purchased Interest hereunder shall be made upon the Seller's irrevocable written notice in the form of Annex B (the "Purchase Notice") delivered to the Administrator and each Conduit Agent in accordance with Section 5.2 (which notice must be received by the Administrator and each Conduit Agent before 11:00 a.m., New York City time) at least two Business Days before the requested purchase date, which notice shall specify: (A) the amount requested to be paid to the Seller with respect to each Conduit Purchaser (such amount, which shall not be less than $250,000 for each Conduit Purchaser and shall be in integral multiples of $100,000 in the aggregate, being the Capital relating to the undivided percentage ownership interest then being purchased by such Conduit Purchaser), (B) the date of such purchase (which shall be a Business Day), and (C) the pro forma calculation of the Purchased Interest after giving effect to the increase in Capital.

     (b) On the date of each purchase (but not reinvestment) of undivided percentage ownership interests with regard to the Purchased Interest hereunder, each Conduit Purchaser (or the related Conduit Agent on its behalf) shall, upon satisfaction of the applicable conditions set forth in Exhibit II, make available to the Seller in same day funds, at PNC Bank, National Association, account number 1017289343, ABA 043000096 or any other account designated by the Seller, an amount equal to its Capital relating to the undivided percentage ownership interest then being purchased.

     (c) Effective on the date of each purchase pursuant to this Section and each reinvestment pursuant to Section 1.4, the Seller hereby sells and assigns to the Administrator (for the benefit of the Conduit Purchasers, to the extent of each such Conduit Purchaser's undivided percentage ownership interest) an undivided percentage ownership interest in: (i) each Pool Receivable then existing, (ii) all Related Security with respect to such Pool Receivables, and
(iii) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security.

     (d) To secure all of the Seller's obligations (monetary or otherwise) under this Agreement and the other Transaction Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent, the Seller hereby grants to the Administrator for the benefit of the Conduit Purchasers a security interest in all of the Seller's right, title and interest (including any undivided interest of the Seller) in, to and under all of the following, whether now or hereafter owned, existing or arising: (i) all Pool

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Receivables, (ii) all Related Security with respect to such Pool Receivables,
(iii) all Collections with respect to such Pool Receivables, (iv) the Lock-Box Accounts and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Lock-Box Accounts and amounts on deposit therein, (v) all rights (but none of the obligations) of the Seller under the Sale Agreement and the CONSOL Guaranty, and (vi) all proceeds of, and all amounts received or receivable under any or all of, the foregoing (collectively, the "Pool Assets"). The Administrator, for the benefit of the Conduit Purchasers, shall have, with respect to the Pool Assets, and in addition to all the other rights and remedies available to the Administrator and the Conduit Purchasers, all the rights and remedies of a secured party under any applicable UCC.

     Section 1.3  Purchased Interest Computation.
                  ------------------------------

     The Purchased Interest shall be initially computed on the date of the initial purchase hereunder. Thereafter, until the Facility Termination Date, the Purchased Interest shall be automatically recomputed (or deemed to be recomputed) on each Business Day other than a Termination Day. The Purchased Interest as computed (or deemed recomputed) as of the day before the Facility Termination Date shall thereafter remain constant. The Purchased Interest shall become zero when the Capital thereof and Discount thereon shall have been paid in full, all the amounts owed by the Seller or the Servicer hereunder to each Conduit Purchaser, the Administrator and any other Indemnified Party or Affected Person are paid in full, and the Servicer shall have received the accrued Servicing Fee thereon.

     Section 1.4  Settlement Procedures.
                  ---------------------

     (a) The collection of the Pool Receivables shall be administered by the Servicer in accordance with this Agreement. The Seller shall provide to the Servicer on a timely basis all information needed for such administration, including notice of the occurrence of any Termination Day and current computations of the Purchased Interest.

     (b) The Servicer shall, on each day on which Collections of Pool Receivables are received (or deemed received) by the Seller or the Servicer:

                  (i) set aside and hold in trust (and shall, at the request of the Administrator, segregate in a separate account approved by the Administrator) for each Conduit Purchaser, out of the Conduit Purchasers' Share of such Collections, first, an amount equal to the Conduit Purchasers' aggregate amount of Discount accrued through such day for each Portion of Capital and not previously set aside, second, an amount equal to the fees set forth in the Fee Letters accrued and unpaid through such day, and third, to the extent funds are available therefor, an amount equal to the Conduit Purchasers' Share of the Servicing Fee accrued through such day and not previously set aside,

                  (ii) subject to Section 1.4(f), if such day is not a Termination Day, remit to the Seller, on behalf of the Conduit Purchasers, the remainder of the Conduit Purchasers' Share of such Collections. Such remainder shall be automatically reinvested in Pool Receivables, and in the Related Security, Collections and other proceeds with respect thereto; provided, however, that if the Purchased Interest would exceed 100%, then the Servicer shall not reinvest, but shall set aside and hold in trust for each Conduit Purchaser (and shall, at the request of the Administrator, segregate in a separate account approved by the Administrator) a portion of such Collections that, together with the other Collections set aside pursuant to this paragraph, shall equal the amount necessary to reduce the Purchased Interest to 100%,

                  (iii) if such day is a Termination Day, set aside, segregate and hold in trust (and shall, at the request of the Administrator, segregate in a separate account approved by the Administrator) for the Conduit Purchasers the entire remainder of the Conduit Purchasers' Share of the Collections; provided, that if amounts are set aside and held in trust on any Termination Day of the type described in clause (a) of the definition of "Termination Day" and, thereafter, the conditions set forth in Section 2 of Exhibit II are satisfied or waived by the Administrator, such previously set-aside amounts shall be reinvested in accordance with clause (ii) on the day of such subsequent satisfaction or waiver of conditions, and

                  (iv) release to the Seller (subject to Section 1.4(f)) for its own account any Collections in excess of: (x) amounts required to be reinvested in accordance with clause (ii) or the proviso to clause (iii) plus
(y) the amounts that are required to be set aside pursuant to clause (i), the proviso to clause (ii) and clause (iii) plus (z) the Seller's Share of the Servicing Fee accrued and unpaid through such day .

     (c) The Servicer shall deposit into each Conduit Purchaser's account (or such other account designated by such Conduit Purchaser), on each Settlement Date, Collections held for such Conduit Purchaser pursuant to clause (b)(i) or
(f) plus the amount of Collections then held for such Conduit Purchaser pursuant to clauses (b)(ii) and (iii) of Section 1.4; provided, that if CONSOL Energy or an Affiliate thereof is the Servicer, such day is not a Termination Day and the Administrator has not notified CONSOL Energy (or such Affiliate) that such right is revoked, CONSOL Energy (or such Affiliate) may retain the portion of the Collections set aside pursuant to clause (b)(i) that represents the Conduit Purchasers' Share of the Servicing Fee. On the last day of each Settlement Period, the Conduit Purchasers will each notify the Servicer by facsimile of the amount of Discount accrued with respect to each Portion of Capital during such Settlement Period or portion thereof.

     (d) Upon receipt of funds deposited pursuant to clause (c), each Conduit Purchaser shall cause such funds to be distributed as follows:

                  (i) if such distribution occurs on a day that is not a Termination Day and the Purchased Interest does not exceed 100%, first to such Conduit Purchaser in payment in full of all accrued Discount and fees (other than Servicing Fees) with respect to such Conduit Purchaser's Portion of Capital, and second, if the Servicer has set aside amounts in respect of the Servicing Fee pursuant to clause (b)(i) and has not retained such amounts pursuant to clause (c), to the Servicer (payable in arrears on each Settlement
Date) in payment in full of such Conduit Purchaser's percentage interest of accrued Servicing Fees so set aside, and

                  (ii) if such distribution occurs on a Termination Day or on a day when the Purchased Interest exceeds 100%, first to such Conduit Purchaser in payment in full of all accrued Discount with respect to such Conduit Purchaser's percentage interest of Capital, second to such Conduit Purchaser in payment in full of such Conduit Purchaser's percentage interest of Capital (or, if such day is not a Termination Day, such Conduit Purchaser's percentage interest of the amount necessary to reduce the Purchased Interest to 100%), third, to the Servicer in payment in full of such Conduit Purchaser's percentage interest of all accrued Servicing Fees, and fourth, if the Capital and accrued Discount with respect to each Conduit Purchaser's percentage interest of Capital have been reduced to zero, and all accrued Servicing Fees payable to the Servicer have been paid in full, to the Conduit Purchasers, the Administrator and any other Indemnified Party or Affected Person in payment in full of any other amounts owed thereto by the Seller hereunder.

After the Capital, Discount, fees payable pursuant to the Fee Letters and Servicing Fees with respect to the Purchased Interest, and any other amounts payable by the Seller and the Servicer to the Conduit Purchasers, the Administrator or any other Indemnified Party or Affected Person hereunder, have been paid in full, all additional Collections with respect to the Purchased Interest shall be paid to the Seller for its own account.

     (e)  For the purposes of this Section 1.4:

                  (i) if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any revision, cancellation, allowance, rebate, discount or other adjustment made by the Seller or any Affiliate of the Seller, or any setoff or dispute between the Seller or any Affiliate of the Seller and an Obligor, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment;

                  (ii) if on any day any of the representations or warranties in Section l(g) or (n) of Exhibit III is not true with respect to any Pool Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full;

                  (iii) except as provided in clause (i) or (ii), or as otherwise required by applicable law or the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates in writing its payment for application to specific Receivables; and

                  (iv) if and to the extent the Administrator or any Conduit Purchaser shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received by the Administrator or such Conduit Purchaser but rather to have been retained by the Seller and, accordingly, the Administrator or such Conduit Purchaser, as the case may be, shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof

     (f) If at any time the Seller shall wish to cause the reduction of Capital (but not to commence the liquidation, or reduction to zero, of the entire Capital of the Purchased Interest), the Seller may do so as follows:

                  (i) the Seller shall give the Administrator, the Conduit Agents and the Servicer written notice in the form of Annex C (the "Paydown Notice") (A) at least two

Business Days prior to the date of such reduction for any reduction of Capital less than or equal to $20,000,000 and (B) at least five (5) Business Days' prior to the date of such reduction for any reduction of Capital greater than $20,000,000;

                  (ii) On the proposed date of the commencement of such reduction and on each day thereafter, the Servicer shall cause Collections not to be reinvested until the amount thereof not so reinvested shall equal the desired amount of reduction; and

                  (iii) the Servicer shall hold such Collections in trust for the Conduit Purchasers, for payment to the Conduit Agents on the next Settlement Date immediately following the current Settlement Period or such other date approved by the Conduit Agents, and Capital shall be deemed reduced in the amount to be paid to the Conduit Agents only when in fact finally so paid;

provided, that the amount of any such reduction shall be not less than $300,000 and shall be an integral multiple of $100,000, and the entire Capital of the Purchased Interest after giving effect to such reduction shall be not less than $20,000,000 and shall be in an integral multiple of $100,000.

     Section 1.5  Fees.
                  ----

     The Seller shall pay to the Administrator and the Conduit Purchasers certain fees in the amounts and on the dates set forth in certain fee letters, among (i) CONSOL Energy, the Seller and the Administrator dated the date hereof, and (ii) CONSOL Energy, the Seller, and each Conduit Purchaser other than Market Street dated as of the date such Conduit Purchaser becomes party to this Agreement (as such letter agreements may be amended, supplemented or otherwise modified from time to time, the "Fee Letters").

     Section 1.6  Payments and Computations, Etc.
                  ------------------------------

     (a) All amounts to be paid or deposited by the Seller or the Servicer hereunder shall he made without reduction for offset or counterclaim and shall be paid or deposited no later than noon, New York City, New York time on the day when due in same day funds to each Conduit Purchaser's account. All amounts received after noon, New York City, New York time, will be deemed to have been received on the next Business Day.

     (b) The Seller or the Servicer, as the case may be, shall, to the extent permitted by applicable law, pay interest on any amount not paid or deposited by the Seller or the Servicer, as the case may be, when due hereunder, at an interest rate equal to 2.0% per annum above the Base Rate, payable on demand.

     (c) All computations of interest under clause (b) and all computations of Discount, fees and other amounts hereunder shall be made on the basis of a year of 360 (or 365 or 366, as applicable, with respect to Discount or other amounts calculated by reference to the Base Rate) days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next Business Day and such extension of time shall be included in the computation of such payment or deposit.

     Section 1.7  Increased Costs and Yield Protection.
                  ------------------------------------

     (a) If the Administrator, any Conduit Purchaser, any Conduit Agent, any Purchaser, any other Program Support Provider or any of their respective Affiliates (each an "Affected Person") reasonably determines that the existence of or compliance with: (i) FIN 46 and Subsequent Statements and Interpretations described in Section 1.7(c) below, (ii) any other law, regulation or generally accepted accounting principle or any change therein or in the interpretation or application thereof by a Governmental Authority or other applicable Person charged with or having the responsibility or authority to make such interpretations or applications, in each case adopted, issued or occurring after the date hereof, or (iii) any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) issued or occurring after the date of this Agreement, affects or would affect the amount of capital required or expected to be maintained by such Affected Person, and such Affected Person reasonably determines that the amount of such capital is increased by or based upon the existence of any commitment to make purchases of (or otherwise to maintain the investment in) Pool Receivables related to this Agreement or any related liquidity facility, credit enhancement facility and other commitments of the same type, then, upon demand by such Affected Person (with a copy to the Administrator and the Conduit Agents), the Seller shall promptly pay to such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person for both increased costs and maintenance of bargained for yield in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments. A certificate as to such amounts submitted to the Seller, the Administrator and the Conduit Agents by such Affected Person shall be conclusive and binding for all purposes, absent manifest error. The Affected Person shall use reasonable efforts to notify the Seller, orally or in writing, of any event described in clauses (ii) or (iii) above (Seller is aware of FIN 46 and Subsequent Statements and the Interpretations described in clause
(i) above and in Section 1.7(c) below) that appears likely to result in a claim for compensation (for increased costs or maintenance of bargained for yield) under this Section promptly after the Affected Person learns of such an event and that it will have adverse implications upon such Affected Person, provided that any failure to give such notice shall not preclude such Affected Person from asserting such a claim for compensation at any time.

     (b) If, due to either: (i) FIN 46 and Subsequent Statements and Interpretations, (ii) the introduction of or any change in or in the interpretation by a Governmental Authority or other applicable Person charged with or having the responsibility or authority to make such changes or interpretations after the date hereof of any other law, regulation or generally accepted accounting standard or (iii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Affected Person of agreeing to purchase or purchasing, or maintaining the ownership of, the Purchased Interest in respect of which Discount is computed by reference to the Euro-Rate, then, upon demand by such Affected Person (with a copy to the Administrator and the Conduit Agents), the Seller shall promptly pay to such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person for both increased costs and maintenance of bargained for yield. A certificate as to such amounts submitted to the Seller, the Administrator and the Conduit Agents by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

     (c) For avoidance of doubt any increase in cost and/or reduction in yield caused by regulatory capital allocation adjustments due to Financial Accounting Standards Board's Interpretation 46 (or any future statement or interpretation issued by the Financial Accounting Standards Board or any successor thereto) (collectively, the "FIN 46 and Subsequent Statements and Interpretations") shall be covered by this Section 1.7.

     (d) If such increased costs affect the related Affected Person's portfolio of financing transactions, such Affected Person shall use reasonable averaging and attribution methods to allocate such increased costs to the transactions contemplated by this Agreement.

     (e) The Administrator and the Conduit Agents will make reasonable efforts to cause the interest of any Affected Party (other than PNC (in its capacity as Administrator, a Conduit Agent, a Purchaser, a Program Support Provider or otherwise), Market Street or any of their Affiliates) that makes a claim under this Section 1.7 to be transferred to a party that is not subject to increased costs under this Section 1.7; provided that neither PNC nor any of its Affiliates shall be required hereunder to itself accept such transferred interest.

     (f) Notwithstanding any language in this Section 1.7 to the contrary, nothing in this Section 1.7 shall be construed as requiring the Seller to make any payments attributable to or in respect of any net income, gross receipts, franchise or similar taxes imposed upon any Affected Person or taxes required to be withheld or deducted from any payments to any Affected Person; provided, however, that the Seller shall be obligated to compensate an Affected Person for any additional taxes attributable directly to any increase in capital required or expected to be maintained as a result of an event described in any of clauses
(i) through (iii) in subsection (a), and provided further that any increase in payments pursuant to this Section 1.7 shall be taken into account in determining any obligation of the Seller under Sections 1.8 and 3.1.

     Section 1.8  Requirements of Law.
                  -------------------

     If any Affected Person reasonably determines that the existence of or compliance with: (a) any law or regulation or any change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date hereof, or (b) any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) issued or occurring after the date of this Agreement:

                  (i) does or shall subject such Affected Person to any tax of any kind whatsoever with respect to this Agreement, any increase in the Purchased Interest or in the amount of Capital relating thereto, or does or shall change the basis of taxation of payments to such Affected Person on account of Collections, Discount or any other amounts payable hereunder (excluding (A) taxes imposed on the overall or branch pre-tax net income or gross receipts of such Affected Person, (B) backup withholding or other advance payments of the taxes described in (A), and (C) franchise taxes imposed on such Affected Person),

                  (ii) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, purchases, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Affected Person that are not otherwise included in the determination of the Euro-Rate or the Base Rate hereunder, or

                  (iii) does or shall impose on such Affected Person any other condition, and the result of any of the foregoing is: (A) to increase the cost to such Affected Person of acting as Administrator, or of agreeing to purchase or purchasing or maintaining the ownership of undivided percentage ownership interests with regard to the Purchased Interest (or interests therein) or any Portion of Capital, or (B) to reduce any amount receivable hereunder (whether directly or indirectly), then, in any such case, upon demand by such Affected Person (with a copy to the Administrator and the Conduit Agents), and subject to
Section 5.3(f) hereof, the Seller shall promptly pay to such Affected Person additional amounts necessary to compensate such Affected Person for such additional cost or reduced amount receivable. All such amounts shall be payable as incurred. A certificate from such Affected Person to the Seller, the Administrator and the Conduit Agents certifying, in reasonably specific detail, the basis for, calculation of, and amount of such additional costs or reduced amount receivable shall be conclusive and binding for all purposes, absent manifest error; provided, however, that no Affected Person shall be required to disclose any confidential or tax planning information in any such certificate.

     Section 1.9  Inability to Determine Euro-Rate.
                  --------------------------------

     (a) If the Administrator determines before the first day of any Settlement Period (which determination shall be final and conclusive) that, by reason of circumstances affecting the interbank eurodollar market generally, deposits in dollars (in the relevant amounts for such Settlement Period) are not being offered to banks in the interbank eurodollar market for such Settlement Period, or adequate means do not exist for ascertaining the Euro-Rate for such Settlement Period, then the Administrator shall give notice thereof to the Seller. Thereafter, until the Administrator notifies the Seller that the circumstances giving rise to such suspension no longer exist, (a) no Portion of Capital shall be funded at the Alternate Rate determined by reference to the Euro-Rate and (b) the Discount for any outstanding Portions of Capital then funded at the Alternate Rate determined by reference to the Euro-Rate shall, on the last day of the then current Settlement Period, be converted to the Alternate Rate determined by reference to the Base Rate.

     (b) If, on or before the first day of any Settlement Period, the Administrator shall have been notified by any Purchaser that such Purchaser has determined (which determination shall be final and conclusive) that any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Purchaser with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for such Purchaser to fund or maintain any Portion of Capital at the Alternate Rate and based upon the Euro-Rate, the Administrator shall notify the Seller thereof. Upon receipt of such notice, until the Administrator notifies the Seller that the circumstances giving rise to such determination no longer apply, (a) no Portion of Capital shall be funded at the Alternate Rate determined by reference to the Euro-Rate and (b) the Discount for any outstanding Portions of Capital then funded at the Alternate Rate determined by reference to the Euro-Rate shall be converted to the Alternate Rate determined by reference to the Base Rate either (i) on the last day of the then current Settlement Period if such

Purchaser may lawfully continue to maintain such Portion of Capital at the Alternate Rate determined by reference to the Euro-Rate to such day, or (ii) immediately, if such Purchaser may not lawfully continue to maintain such Portion of Capital at the Alternate Rate determined by reference to the Euro-Rate to such day.

                               ARTICLE II.
          REPRESENTATIONS AND WARRANTIES; COVENANTS; TERMINATION EVENTS

     Section 2.1  Representations and Warranties; Covenants.
                  -----------------------------------------

     Each of the Seller, CONSOL Energy and the Servicer hereby makes the representations and warranties, and hereby agrees to perform and observe the covenants, applicable to it set forth in Exhibits III and IV, respectively.

     Section 2.2  Termination Events.
                  ------------------

     If any of the Termination Events set forth in Exhibit V shall occur, the Administrator may, by notice to the Seller, declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred); provided, that automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (f) of Exhibit V, the Facility Termination Date shall occur. Upon any such declaration, occurrence or deemed occurrence of the Facility Termination Date, each Conduit Purchaser and the Administrator shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided after default under the New York UCC and under other applicable law, which rights and remedies shall be cumulative.

                                  ARTICLE III.
                                 INDEMNIFICATION

     Section 3.1  Indemnities by the Seller.
                  -------------------------

     Without limiting any other rights that the Administrator, any Conduit Purchaser, any Program Support Provider or any of their respective Affiliates, employees, officers, directors, agents, counsel, successors, transferees or assigns (each, an "Indemnified Party") may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, damages, expenses, costs, losses and liabilities (including Attorney Costs) (all of the foregoing being collectively referred to as "Indemnified Amounts") arising out of or resulting from this Agreement (whether directly or indirectly), the use of proceeds of purchases or reinvestments, the ownership of the Purchased Interest, or any interest therein, or in respect of any Receivable, Related Security or Contract, excluding, however: (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party or its employees, officers, directors, agents or counsel, (b) any indemnification which has the effect of recourse for the non-payment of the Receivables to any indemnitor (except as otherwise specifically provided under Section 1.4 (e) and this Section 3.1) for Receivables, or (c) any net income, gross receipts, franchise or similar taxes imposed on such

Indemnified Party for taxes required to be withheld or deducted from any payments to an Indemnified Party or to any Person through which the Indemnified Party or an affiliate of an Indemnified Party holds a direct or indirect right to payment. Notwithstanding clause (c) above and clause (ii) of Section 6.3(f) hereof, payments under this Section 3.1 shall be reduced by tax benefits to the Indemnified Party and its affiliates resulting from the Indemnified Amounts and the indemnity payment to be made pursuant to this Section 3.1 and shall be increased to reflect increased tax liability arising from the indemnity payment to be made pursuant to this Section 3.1 . Without limiting or being limited by the foregoing, and subject to the exclusions set forth in the preceding sentence, the Seller shall pay on demand (which demand shall be accompanied by documentation of the Indemnified Amounts, in reasonable detail) to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

                  (i) the failure of any Receivable included in the calculation of the Net Receivables Pool Balance as an Eligible Receivable to be an Eligible Receivable, the failure of any information contained in an Information Package to be true and correct, or the failure of any other information provided to the Conduit Purchasers or the Administrator with respect to Receivables or this Agreement to be true and correct,

                  (ii) the failure of any representation or warranty made or deemed made by the Seller (or any of its officers) under this Agreement or any other Loan Documents to have been true and correct as of the date made in all respects when made,

                  (iii) the failure by the Seller to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, or the failure of any Pool Receivable or the related Contract to conform to any such applicable law, rule or regulation,

                  (iv) the failure to vest in the Administrator a valid and enforceable: (A) perfected undivided percentage ownership interest, to the extent of the Purchased Interest, in the Receivables in, or purporting to be in, the Receivables Pool and the other Pool Assets, or (B) first priority perfected security interest in the Pool Assets, in each case, free and clear of any Adverse Claim,

                  (v) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the other Pool Assets, whether at the time of any purchase or reinvestment or at any subsequent time,

                  (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the goods or services related to such Receivable or the furnishing or failure to furnish such goods or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Seller or any of its Affiliates acting as Servicer or by any agent or independent contractor retained by the Seller or any of its Affiliates),

                  (vii) any failure of the Seller (or any of its Affiliates acting as the Servicer) to perform its duties or obligations in accordance with the provisions hereof or under the Contracts,

                  (viii) any products liability or other claim, investigation, litigation or proceeding arising out of or in connection with merchandise, insurance or services that are the subject of any Contract,

                  (ix) the commingling of Collections at any time with other funds,

                  (x) the use of proceeds of purchases or reinvestments by the Seller or Servicer, or

                  (xi) any reduction in Capital as a result of the distribution of Collections pursuant to Section 1.4(d), if all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason.

     Section 3.2  Indemnities by the Servicer.
                  ---------------------------

     Without limiting any other rights that the Administrator, any Conduit Purchaser or any other Indemnified Party may have hereunder or under applicable law, the Servicer hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts arising out of or resulting from (whether directly or indirectly): (a) the failure of any information contained in an Information Package to be true and correct, or the failure of any other information provided to any Conduit Purchaser or the Administrator by, or on behalf of, the Servicer to be true and correct, (b) the failure of any representation, warranty or statement made by the Servicer (or any of its officers) under or in connection with this Agreement to have been true and correct as of the date made in all respects when made, (c) the failure by the Servicer to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, (d) any dispute, claim, offset or defense (other than as a result of discharge in bankruptcy with respect to the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool resulting from or related to the collection activities with respect to such Receivable, or (e) any failure of the Servicer to perform its duties or obligations in accordance with the provisions hereof.

     Section 3.3  Notice of Claims.
                  ----------------

     Promptly after the receipt by an Indemnified Party of a notice of the commencement of any action, suit, proceeding, investigation or claim against such Indemnified Party as to which it proposes to demand indemnification from the Seller or Servicer (each, as applicable, an "Indemnifying Party") pursuant to Section 3.1 or 3.2, as applicable, such Indemnified Party shall notify the applicable Indemnifying Party in writing of the commencement thereof; provided that the failure so to notify such Indemnifying Party shall not relieve such Indemnifying Party from any liability which such Indemnifying Party may have to such Indemnified Party pursuant to Section 3.1 or 3.2.

                               ARTICLE IV.
                         ADMINISTRATION AND COLLECTIONS

     Section 4.1  Appointment of the Servicer.
                  ---------------------------

     (a) The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as the Servicer in accordance with this Section. Until and unless the Administrator gives notice to CONSOL Energy upon the occurrence of a Termination Event (in accordance with this Section) of the designation of a new Servicer, CONSOL Energy is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. Upon the occurrence of a Termination Event, the Administrator may designate as Servicer any Person (including itself) to succeed CONSOL Energy or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof and shall (i) covenant, for the benefit of the Seller and its affiliates, that it (and any Person other than the Seller or any of its affiliates) with whom it contracts for the performance of all or a portion of its duties as Servicer hereunder) shall comply with all tax withholding and information reporting obligations imposed in connection with any payments that it (or such Person) makes or controls the making of in connection with its activities as the Servicer and (ii) agree to indemnify Seller and its affiliates for any and all liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses and disbursements of any kind whatsoever arising as a result of a breach of such covenant; provided, however, that no obligation to indemnify shall arise hereunder for any failure to comply that is directly or indirectly attributable to any act or omission by the Seller or any affiliate thereof.

     (b)  Upon the designation of a successor Servicer as set forth in clause
(a), CONSOL Energy agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrator determines will facilitate the transition of the performance of such activities to the new Servicer, and CONSOL Energy shall cooperate with and assist such new Servicer. Such cooperation shall include reasonable access to and transfer of related records and use by the new Servicer of all licenses or the obtaining of new licenses, hardware or software necessary or desirable to collect the Pool Receivables and the Related Security.

     (c) CONSOL Energy acknowledges that, in making their decision to execute and deliver this Agreement, the Administrator and the Conduit Purchasers have relied on CONSOL Energy's agreement to act as Servicer hereunder. Accordingly, CONSOL Energy agrees that it will not voluntarily resign as Servicer.

     (d) The Servicer may and hereby does delegate its duties and obligations hereunder to each of the Originators (each a "Sub-Servicer" and collectively, the "Sub-Servicers"); provided, that, in such delegation: (i) each such Sub-Servicer hereby agrees in writing to perform the duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain primarily liable for the performance of the duties and obligations so delegated,
(iii) the Seller, the Administrator and the Conduit Purchasers shall have the right to look solely to the Servicer for performance, and (iv) the terms of any agreement with any Sub-Servicer shall provide that the Administrator may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to each such Sub-Servicer); provided, however, that if any such delegation is to any Person other than any Originator, the Administrator shall have consented in writing in advance to such delegation.

     Section 4.2  Duties of the Servicer.
                  ----------------------

     (a) The Servicer shall take or cause to be taken all such action as may be reasonably necessary or advisable to administer and collect each Pool Receivable from time to time, all in accordance with this Agreement and all applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. The Servicer shall set aside, for the accounts of the Seller and each Conduit Purchaser, the amount of the Collections to which each is entitled in accordance with Article I. The Servicer may, in accordance with the applicable Credit and Collection Policy, extend the maturity of any Pool Receivable and extend the maturity or adjust the Outstanding Balance of any Defaulted Receivable as the Servicer may determine to be appropriate to maximize Collections or reflect adjustments required under applicable laws, rules or regulations or the applicable contract thereof; provided, however, that: for the purposes of this Agreement, (i) such extension shall not change the number of days such Pool Receivable has remained unpaid from the date of the invoice date related to such Pool Receivable, (ii) such extension or adjustment shall not alter the status of such Pool Receivable as a Delinquent Receivable or a Defaulted Receivable or limit the rights of any Conduit Purchaser or the Administrator under this Agreement and (iii) if a Termination Event has occurred and is continuing and CONSOL Energy or an Affiliate thereof is serving as the Servicer, CONSOL Energy or such Affiliate may make such extension or adjustment only upon the prior approval of the Administrator. The Seller shall deliver to the Servicer and the Servicer shall hold for the benefit of the Seller and the Administrator (individually and for the benefit of each Conduit Purchaser), in accordance with their respective interests, all records and documents (including computer tapes or disks) with respect to each Pool Receivable. Notwithstanding anything to the contrary contained herein, following the occurrence and continuation of a Termination Event or an Unmatured Termination Event under Exhibit V, clause (j) hereof, the Administrator may direct the Servicer (whether the Servicer is CONSOL Energy or any other Person) to commence or settle any legal action to enforce collection of any Pool Receivable or to foreclose upon or repossess any Related Security.

     (b) The Servicer shall, as soon as practicable following actual receipt of collected funds, turn over to the Seller or other applicable person, the collections of any indebtedness that is not a Pool Receivable, less, if CONSOL Energy or an Affiliate thereof is not the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering such collections. The Servicer, if other than CONSOL Energy or an Affiliate thereof, shall, as soon as practicable upon demand, deliver to the Seller all records in its possession that evidence or relate to any indebtedness that is not a Pool Receivable, and copies of records in its possession that evidence or relate to any indebtedness that is a Pool Receivable.

     (c)  The Servicer's obligations hereunder shall terminate on the later of:
(i) the Facility Termination Date and (ii) the date on which all amounts required to be paid to the Conduit Purchasers, the Administrator and any other Indemnified Party or Affected Person hereunder shall have been paid in full.

     After such termination, if CONSOL Energy or an Affiliate thereof was not the Servicer on the date of such termination, the Servicer shall promptly deliver to the Seller all books, records and related materials that the Seller previously provided to the Servicer, or that have been obtained by the Servicer, in connection with this Agreement.

     Section 4.3  Lock-Box Arrangements.
                  ---------------------

     Prior to the initial purchase hereunder, the Seller shall enter into Lock-Box Agreements with all of the Lock-Box Banks and deliver original counterparts thereof to the Administrator. Upon the occurrence of and continuance of a Termination Event, the Administrator may at any time thereafter give notice to each Lock-Box Bank that the Administrator is exercising its rights under the Lock-Box Agreements to do any or all of the following: (a) to have the exclusive ownership and control of the Lock-Box Accounts transferred to the Administrator and to exercise exclusive dominion and control over the funds deposited therein, (b) to have the proceeds that are sent to the respective Lock-Box Accounts redirected pursuant to the Administrator's instructions rather than deposited in the applicable Lock-Box Account, and (c) to take any or all other actions permitted under the applicable Lock-Box Agreement. The Seller hereby agrees that if the Administrator at any time takes any action set forth in the preceding sentence, the Administrator shall have exclusive control of the proceeds (including Collections) of all Pool Receivables and the Seller hereby further agrees to take any other action that the Administrator may reasonably request to transfer such control. Any proceeds of Pool Receivables received by the Seller or the Servicer thereafter shall be sent immediately to the Administrator. The parties hereto hereby acknowledge that if at any time the Administrator takes control of any Lock-Box Account, the Administrator shall not have any rights to the funds therein in excess of the unpaid amounts due to the Administrator, the Conduit Purchasers or any other Person hereunder, and the Administrator shall distribute or cause to be distributed such funds in accordance with Section 4.2(b) and Article I (in each case as if such funds were held by the Servicer thereunder).

     Section 4.4  Enforcement Rights.
                  ------------------

     (a) At any time following the occurrence of and continuance of a Termination Event:

                  (i) the Administrator may direct the Obligors that payment of all amounts payable under any Pool Receivable is to be made directly to the Administrator or its designee,

                  (ii) the Administrator may instruct the Seller or the Servicer to give notice of the Conduit Purchasers' interest in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to the Administrator or its designee, and the Seller or the Servicer, as the case may be, shall give such notice at the expense of the Seller or the Servicer, as the case may be; provided, that if the Seller or the Servicer, as the case may be, fails to so notify each Obligor, the Administrator (at the Seller's or the Servicer's, as the case may be, expense) may so notify the Obligors,

                  (iii) the Administrator may request the Servicer to, and upon such request the Servicer shall: (A) assemble all of the records necessary or desirable to collect the

Pool Receivables and the Related Security, and transfer or license to the extent permissible under applicable agreements to a successor Servicer the use of all software necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Administrator or its designee at a place selected by the Administrator, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner reasonably acceptable to the Administrator and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrator or its designee, and

                  (iv) the Administrator may collect any amounts due from any Originator under the Sale Agreement and/or CONSOL Energy under the CONSOL Guaranty.

     (b) The Seller hereby authorizes the Administrator, and irrevocably appoints the Administrator as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Seller, which appointment is coupled with an interest, to take any and all steps in the name of the Seller and on behalf of the Seller necessary or desirable, in the determination of the Administrator, to collect any and all amounts or portions thereof due under any and all Pool Assets, including endorsing the name of the Seller on checks and other instruments representing Collections and enforcing such Pool Assets. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence (i) shall be exercised by attorney-in-fact prior to the occurrence of a Termination Event, or (ii) shall subject such attorney-in-fact to any liability provided such action is not grossly negligent or willful misconduct if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever (except for liability arising from the Administrator's gross negligence and or willful misconduct).

     Section 4.5  Responsibilities of the Seller.
                  ------------------------------

     (a) Anything herein to the contrary notwithstanding, the Seller shall: (i) perform all of its obligations, if any, under the Contracts related to the Pool Receivables to the same extent as if interests in such Pool Receivables had not been transferred hereunder, and the exercise by the Administrator or any Conduit Purchaser of their respective rights hereunder shall not relieve the Seller from such obligations, and (ii) pay when due any taxes, including any sales taxes payable in connection with the Pool Receivables and their creation and satisfaction. The Administrator and the Conduit Purchasers shall not have any obligation or liability with respect to any Pool Asset, nor shall either of them be obligated to perform any of the obligations of the Seller, CONSOL Energy or any Originator thereunder.

     (b) CONSOL Energy hereby irrevocably agrees that if at any time it shall cease to be the Servicer hereunder, it shall act (if the then-current Servicer so requests) as the data-processing agent of the Servicer and, in such capacity, CONSOL Energy shall conduct the data-processing functions of the administration of the Receivables and the Collections thereon in substantially the same way that CONSOL Energy conducted such data-processing functions while it acted as the Servicer.

     Section 4.6  Servicing Fee.
                  -------------

     (a) Subject to clause (b), the Servicer shall be paid a fee equal to .50% per annum (the "Servicing Fee Rate") of the average aggregate Outstanding Balance of the Pool Receivables (computed as the average of the Outstanding Balance of the Pool Receivables at the beginning and the ending of each Settlement Period (or the beginning and ending of the other applicable period of measurement if the Servicing Fee is payable within a Settlement Period). The Conduit Purchasers' Share of such fee shall be paid through the distributions contemplated by Section 1.4(d), and the Seller's Share of such fee shall be paid by the Seller on each Monthly Settlement Date.

     (b) If the Servicer ceases to be CONSOL Energy or an Affiliate thereof, the servicing fee shall be the greater of: (i) the amount calculated pursuant to clause (a), and (ii) an alternative amount specified by the successor Servicer not to exceed 110% of the aggregate reasonable costs and expenses incurred by such successor Servicer in connection with the performance of its obligations as Servicer.

                                   ARTICLE V.
                                  ADMINISTRATOR

     Section 5.1  Appointment and Authorization.
                  -----------------------------

     (a) Each Conduit Purchaser hereby irrevocably designates and appoints PNC as the "Administrator" hereunder and authorizes the Administrator to take such actions and to exercise such powers as are delegated to the Administrator hereby and to exercise such other powers as are reasonably incidental thereto. The Administrator shall hold, in its name, for the benefit of each Conduit Purchaser, ratably, the Purchased Interest. The Administrator shall not have any duties other than those expressly set forth herein or any fiduciary relationship with any Conduit Purchaser, and no implied obligations or liabilities shall be read into this Agreement, or otherwise exist, against the Administrator. The Administrator does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Seller or Servicer. Except to the extent provided in Section 5.10 hereof, notwithstanding any provision of this Agreement or any other Transaction Document to the contrary, in no event shall the Administrator ever be required to take any action which exposes the Administrator to personal liability or which is contrary to the provision of any Transaction Document or applicable law.

     (b) Except as otherwise specifically provided in this Agreement, the provisions of this Article V are solely for the benefit of the Administrator, and none of the Seller or Servicer shall have any rights or obligations as a third-party beneficiary or otherwise under any of the provisions of this Article V, except that this Article V shall not affect any obligations which any Conduit Purchaser or the Administrator may have to the Seller or the Servicer under the other provisions of this Agreement.

     (c) In performing its functions and duties hereunder, the Administrator shall act solely as the agent of the Conduit Purchasers and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller or Servicer or any of their successors and assigns,

     Section 5.2  Delegation of Duties.
                  --------------------

     The Administrator may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrator shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     Section 5.3  Exculpatory Provisions.
                  ----------------------

     The Administrator or any of its directors, officers, agents or employees shall not be liable for any action taken or omitted (i) with the consent or at the direction of the Conduit Purchasers or Conduit Agents or (ii) in the absence of such Person's gross negligence or willful misconduct. The Administrator shall not be responsible to any Conduit Purchaser, Conduit Agent or other Person for
(i) any recitals, representations, warranties or other statements made by the Seller, Servicer, or any of their Affiliates, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Transaction Document, (iii) any failure of the Seller, any Originator or any of their Affiliates to perform any obligation or (iv) the satisfaction of any condition specified in Exhibit II. The Administrator shall not have any obligation to any Conduit Purchaser or Conduit Agent to ascertain or inquire about the observance or performance of any agreement contained in any Transaction Document or to inspect the properties, books or records of the Seller, Servicer, Originator or any of their Affiliates.

     Section 5.4  Reliance by Administrator.
                  -------------------------

     (a) The Administrator shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or other writing or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person and upon advice and statements of legal counsel (including counsel to the Seller), independent accountants and other experts selected by the Administrator. The Administrator shall in all cases be fully justified in failing or refusing to take any action under any Transaction Document unless it shall first receive such advice or concurrence of the Conduit Purchasers, and assurance of its indemnification, as it deems appropriate.

     (b) The Administrator shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Conduit Purchasers or Conduit Agents, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Conduit Purchasers, Conduit Agents and the Administrator.

     Section 5.5  Notice of Termination Events.
                  ----------------------------

     The Administrator shall not be deemed to have knowledge or notice of the occurrence of any Termination Event or Unmatured Termination Event unless the Administrator and the Conduit Agents have received notice from any Conduit Purchaser, the Servicer or the Seller stating that a Termination Event or Unmatured Termination Event has occurred hereunder and describing such Termination Event or Unmatured Termination Event. In the event that the Administrator receives such a notice, it shall promptly give notice thereof to each Conduit Purchaser and Seller. In the event that a Conduit Purchaser or Conduit Agent receives such a notice (other than from the Administrator), it shall promptly give notice thereof to the

Administrator and Seller. The Administrator shall take such action concerning a Termination Event or Unmatured Termination Event as it deems advisable and in the best interests of the Conduit Purchasers.

     Section 5.6  Non-Reliance on Administrator.
                  -----------------------------

     Each Conduit Purchaser and Conduit Agent expressly acknowledges that neither the Administrator nor any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrator hereafter taken, including any review of the affairs of the Seller, Servicer or any Originator, shall be deemed to constitute any representation or warranty by the Administrator. Each Conduit Purchaser and Conduit Agent represents and warrants to the Administrator, the other Conduit Purchasers and Conduit Agents that, independently and without reliance upon the Administrator or any other Conduit Purchaser or Conduit Agent and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller, Servicer or the Originators, and the Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items specifically required to be delivered hereunder, the Administrator shall not have any duty or responsibility to provide any Conduit Purchaser or Conduit Agent with any information concerning the Seller, Servicer or the Originators or any of their Affiliates that comes into the possession of the Administrator or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     Section 5.7  Administrator, Conduit Purchasers, Conduit Agents and
                  -----------------------------------------------------
                  Affiliates.
                  ----------

     Each of the Conduit Purchasers, Conduit Agents and the Administrator and their Affiliates may extend credit to, accept deposits from and generally engage in any kind of banking, trust, debt, equity or other business with the Seller, Servicer or any Originator or any of their Affiliates and PNC may exercise or refrain from exercising its rights and powers as if it were not the Administrator. With respect to the acquisition of the Pool Assets pursuant to this Agreement, the Administrator shall have the same rights and powers under this Agreement as any Conduit Purchaser and may exercise the same as though it were not the Administrator, and the terms "Conduit Purchaser" and "Conduit Purchasers" shall include the Administrator in its individual capacity.

     Section 5.8  Indemnification.
                  ---------------

     Each Conduit Purchaser and Conduit Agent shall indemnify and hold harmless the Administrator (but solely in its capacity as Administrator) and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Seller, or Servicer and without limiting the obligation of the Seller or Servicer to do so), ratably in accordance with its ratable share from and against any and all liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses and disbursements of any kind whatsoever (including in connection with any investigative or threatened proceeding, whether or not the Administrator or such Person shall be designated a party, thereto) that may at any time be imposed on, incurred by or asserted against the Administrator or such Person as a result of, or related to, any of the transactions contemplated by the Transaction Documents or the execution, delivery or performance of the Transaction Documents or any other document furnished in connection therewith (but excluding any such liabilities, obligations, losses, damages, penalties. judgments, settlements, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Administrator or such Person as finally determined by a court of competent jurisdiction); provided, that such indemnity shall be provided solely to the extent of amounts received by such Conduit Purchaser or Conduit Agent under this Agreement which exceed the amounts required to repay such Conduit Purchaser's outstanding Notes. Notwithstanding anything in this Section 5.8 to the contrary, the Administrator, each Conduit Purchaser and Conduit Agent hereby covenants and agrees that it shall not institute against, or join any other Person in instituting against, any Conduit Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law, for one year and a day after the latest maturing Note issued by such Conduit Purchaser is paid in full.

     Section 5.9  Successor Administrator.
                  -----------------------

     The Administrator may, upon at least five (5) Business Days notice to the Seller and each Conduit Purchaser, resign as Administrator. Such resignation shall not become effective until a successor Administrator is appointed by the Conduit Purchasers and has accepted such appointment. Upon such acceptance of its appointment as Administrator hereunder by a successor Administrator, such successor Administrator shall succeed to and become vested with all the rights and duties of the retiring Administrator, and the retiring Administrator shall be discharged from its duties and obligations under the Transaction Documents. After any retiring Administrator's resignation hereunder, the provisions of Sections 3.1 and 3.2 and this Article V shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrator.

     Section 5.10 Certain Tax Matters.
                  -------------------

          The Administrator (i) covenants, for the benefit of Seller and its affiliates, that it (and any Person other than the Seller or any affiliate thereof with whom it contracts for the performance of all or a portion of its duties as Servicer hereunder) shall comply with all tax withholding and information reporting obligations imposed in connection with any payments that it (or such Person) makes or controls the making of in connection with its activities as Administrator and (ii) agrees to indemnify Seller and its affiliates for any and all liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses and disbursements of any kind whatsoever arising as a result of a breach of such covenant; provided, however, that no obligation to indemnify shall arise hereunder for any failure that is directly or indirectly attributable to any act or omission by the Seller or any affiliate thereof.

                                   ARTICLE VI.
                                  MISCELLANEOUS

     Section 6.1  Amendments, Etc.
                  ---------------

     No amendment or waiver of any provision of this Agreement or any other Transaction Document, or consent to any departure by the Seller or the Servicer therefrom, shall be effective unless in a writing signed by the Administrator and each Conduit Purchaser, and, in the case of any amendment, by the other parties thereto; and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such material amendment shall be effective until both Moody's and Standard & Poor's have notified the respective Conduit Agent in writing that such action will not result in a reduction or withdrawal of the rating of any Notes to the extent required by each Conduit Purchaser's commercial paper program. No failure on the part of any Conduit Purchaser or the Administrator to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

     Section 6.2  Notices, Etc.
                  ------------

     All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and be sent or delivered to each party hereto at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by first class mail), and notices and communications sent by other means shall be effective when received.

     Section 6.3  Assignability.
                  -------------

     (a) This Agreement and any Conduit Purchaser's rights and obligations herein (including ownership of the Purchased Interest or an interest therein) shall be assignable, in whole or in part, by any Conduit Purchaser and its successors and assigns with the prior written consent of the Administrator and the Seller; provided, however, that such consent by the Seller and the Administrator shall not be unreasonably withheld; and provided further, that no such consent by the Seller shall be required if the assignment is made to PNC, any Affiliate of PNC (other than a director or officer of PNC), any Purchaser or other Program Support Provider or any Person that is: (i) in the business of issuing Notes and (ii) administered by PNC or any Affiliate of PNC. Each assignor may, in connection with the assignment, disclose to the applicable assignee (that shall have agreed to be bound by Section 5.6) any information relating to the Servicer, the Seller or the Pool Receivables furnished to such assignor by or on behalf of the Servicer, the Seller, any Conduit Purchaser or the Administrator. Any Conduit Purchaser shall give prior written notice of any assignment of the such Conduit Purchaser's rights and obligations (including ownership of the Purchased Interest to any Person other than a Program Support Provider).

     (b) Any Conduit Purchaser may at any time grant to one or more banks or other institutions (each, a "Purchaser") party to the Liquidity Agreement, or to any other Program Support Provider, participating interests in the Purchased Interest provided that the Seller has consented to such participation, which consent shall not be unreasonably withheld. In the event of any such grant by a Conduit Purchaser of a participating interest to a Purchaser or other Program Support Provider, such Conduit Purchaser shall remain responsible for the performance of its obligations hereunder. The Seller agrees that each Purchaser or other Program Support Provider shall be entitled to the benefits of Sections
1.7 and 1.8.

     (c) This Agreement and the rights and obligations of the Administrator and the Conduit Agents hereunder shall be assignable, in whole or in part, by the Administrator and the Conduit Agents and their respective successors and assigns; provided, that unless: (i) such assignment is to an Affiliate of PNC or such Conduit Agent, (ii) it becomes unlawful for PNC to serve as the Administrator or (iii) a Termination Event exists, the Seller has consented to such assignment, which consent shall not be unreasonably withheld.

     (d) Except as provided in Section 4.1 (d), none of the Seller, CONSOL Energy or the Servicer may assign its rights or delegate its obligations hereunder or any interest herein without the prior written consent of the Administrator.

     (e) Without limiting any other rights that may be available under applicable law, the rights of any Conduit Purchaser may be enforced through it or by its agents.

     (f) Each of (A) the Conduit Purchasers and Conduit Agents, (B) its successors and assigns, (C) any Program Support Provider, (D) any assignee under
Section 6.3(a) and (E) any recipient of a participating interest under Section 6.3(b) that, in each case, is not a United States Person (as such term is defined in Section 7701(a)(30) of the United States Internal Revenue Code of 1986, as amended (the "Code")) for United States federal tax purposes shall, if any amount derived by such person, directly or indirectly, in connection with this Agreement is subject to an exemption from withholding or deduction for or on account of United States federal income taxes, deliver to the Seller, with a copy to the Servicer, a United Slates Internal Revenue Service Form W-8BEN or W-8ECI (or successor form) properly completed with all required attachments and certifying in each case that the party delivering, such form is entitled to the relevant exemption from withholding or deduction. Each Conduit Purchaser, if required to deliver such form, shall deliver such form on the Closing Date or on the date upon which such Conduit Purchaser becomes party to this Agreement. A party described in any of the foregoing clauses (B) through (E) shall deliver such form concurrently with such party becoming described in any of such clauses. Each party obligated to deliver a form under the first sentence of this
Section 6.3(f) shall, to the extent permitted by law, further, deliver to the Seller, with a copy to the Servicer, a United States Internal Revenue Service Form W-8BEN or W-8ECI (or successor form) on or before the date that any such form expires or becomes obsolete or after, the occurrence of any event requiring a change in the most recent form previously delivered by such party to the Seller, properly completed and certifying in each case that the party delivering such form is entitled, to the relevant exemption from withholding or deduction. Each Person described in any of clauses (A) through (E) that is a United States Person (as such term is defined in Section 7701(a)(30) of the Code) shall deliver to the Seller, with a copy to the Servicer, a United States Internal Revenue Service Form W-9 and shall update such form as required to ensure that the Seller and the Servicer have a valid Form W-9 from such Person at all times that such Person is described in any of clauses (A) through (E). The Seller shall not be required to pay to or on behalf of any Indemnified Party or Affected Person, any additional amount or indemnity payment under Sections 1.8 or 3.1 hereof in respect of any taxes required to be deducted or withheld from any payment to such party or an affiliate of such party or to any person in the chain of payment between such party or an affiliate of such party except to the extent that both (i) such requirement to deduct or withhold would have applied had such party, its affiliates, each direct or indirect holder of an interest in such party and its affiliates or in such party's rights to payments under the Transaction Documents and each person in the chain of payment between the Obligor and such party complied with all requirements applicable to it for claiming an exemption from such deduction or withholding, including, without limitation, the provision of U.S. tax forms, and (ii) subject to the second sentence of Section 3.1 hereof, such requirement to deduct or withhold would not have applied but for a change in treaty, law or regulation (a "Change in Law") adopted or issued after the date on which the Indemnified Party or Affected Person became an Indemnified Party or Affected Person; provided that (x) where a requirement to deduct or withhold on account of taxes is imposed as a result of a characteristic of a direct or indirect interestholder in an Indemnified Party or Affected Person or of a person holding a direct or indirect interest in such Indemnified Party's or Affected Person's rights to payments under any of the Transaction Documents, such requirement will not be treated as described in clause (ii) above to the extent that such direct or indirect interestholder became, or increased its interest as, a direct or indirect interestholder in the relevant Indemnified Party, Affected Person or rights to payments after the date of the Change in Law and (y) where an Indemnified Party or Affected Person acquires additional direct or indirect rights to payments under the Transaction Documents after the date of the relevant Change in Law, requirements to deduct or withhold in respect of such increased interest shall not be treated as described in clause (ii) above.

     Section 6.4  Costs, Expenses and Taxes.
                  -------------------------

     (a) In addition to the rights of indemnification granted under Section 3.1, the Seller agrees to pay on demand (which demand shall be accompanied by documentation thereof in reasonable detail) all reasonable costs and expenses in connection with the preparation, execution, delivery and administration (including periodic internal audits of Pool Receivables by the Administrator, or by third parties at the direction of the Administrator, provided that the Seller shall not pay for more than one audit per year unless a Termination Event has occurred and is continuing) of this Agreement, the other Transaction Documents and the other documents and agreements to be delivered hereunder (and all reasonable costs and expenses in connection with any amendment, waiver or modification of any thereof), including: (i) Attorney Costs for the Administrator, the Conduit Purchasers and their respective Affiliates and agents with respect thereto and with respect to advising the Administrator, the Conduit Purchasers and their respective Affiliates and agents as to their rights and remedies under this Agreement and the other Transaction Documents, and (ii) all reasonable costs and expenses (including Attorney Costs), if any, of the Administrator, the Conduit Purchasers and their respective Affiliates and agents in connection with the enforcement of this Agreement and the other Transaction Documents.

     (b) In addition, the Seller shall pay on demand any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

     Section 6.5  No Proceedings; Limitation on Payments.
                  --------------------------------------

     Each of the Seller, CONSOL Energy, the Servicer, the Administrator, each assignee of the Purchased Interest or any interest therein, and each Person that enters into a commitment to purchase the Purchased Interest or interests therein, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, any Conduit Purchaser or Conduit Agent any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Note issued by all Conduit Purchasers is paid in full. The provision of this Section 5.5 shall survive any termination of this Agreement.

     Section 6.6  Confidentiality.
                  ---------------

     Each of the Seller and the Servicer agrees to maintain the confidentiality of this Agreement and the other Transaction Documents (and all drafts thereof) in communications with third parties and otherwise; provided, that this Agreement may be disclosed to: (a) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Administrator, (b) the Seller's legal counsel and auditors if they agree to hold it confidential, and (c) as otherwise required by applicable law. Unless otherwise required by applicable law, each of the Administrator, the Conduit Agents and the Conduit Purchasers agrees to maintain the confidentiality of non-public information regarding CONSOL Energy and its Subsidiaries and Affiliates; provided, that such information may be disclosed to: (i) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to CONSOL Energy, (ii) legal counsel and auditors of any Conduit Agent, any Conduit Purchaser or the Administrator if they agree to hold it confidential, (iii) the rating agencies rating the Notes, (iv) any Program Support Provider or potential Program Support Provider (if they agree to hold it confidential), (v) any placement agent placing the Notes and (vi) any regulatory authorities having jurisdiction over PNC, any Conduit Agent, any Conduit Purchaser, any Program Support Provider or any Purchaser.

     Section 6.7  GOVERNING LAW AND JURISDICTION.
                  ------------------------------

     (a) THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF A SECURITY INTEREST OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF NEW YORK COUNTY, NEW

YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK; AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH SERVICE MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

     Section 6.8  Execution in Counterparts.
                  -------------------------

     This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same agreement.

     Section 6.9  Survival of Termination.
                  -----------------------

     The provisions of Sections 1.7, 1.8, 3.1, 3.2, 6.4, 6.5, 6.6, 6.7, 6.10 and
6.13 shall survive any termination of this Agreement. Neither the Servicer nor any other Person may waive a breach of Exhibit III, Section 1(g) or 1(j) or
Exhibit IV, Section 1(d) or 2(i) of this Agreement for so long as the Notes are outstanding.

     Section 6.10 WAIVER OF JURY TRIAL.
                  --------------------

     EACH OF THE PARTIES HERETO WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING THAT SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

     Section 6.11 Entire Agreement.
                  ----------------

     This Agreement and the other Transaction Documents embody the entire agreement and understanding between the parties hereto, and supersede all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof, except for any prior arrangements made with respect to the payment by the Conduit Purchasers of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Seller, the Servicer and the Administrator.

     Section 6.12 Headings.
                  --------

     The captions and headings of this Agreement and any Exhibit, Schedule or Annex hereto are for convenience of reference only and shall not affect the interpretation hereof or thereof.

     Section 6.13 Conduit Purchasers' and Conduit Agents' Liabilities.
                  ---------------------------------------------------

     The obligations of each Conduit Purchaser and Conduit Agent under the Transaction Documents are solely the corporate obligations of such Conduit Purchaser or Conduit Agent. No recourse shall be had for any obligation or claim arising out of or based upon any Transaction Document against any stockholder, employee, officer, director or incorporator of any Conduit Purchaser or Conduit Agent; provided, however, that this Section shall not relieve any such Person of any liability it might otherwise have for its own gross negligence or willful misconduct.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                            [SIGNATURE PAGE 1 OF 8 TO
                         RECEIVABLES PURCHASE AGREEMENT]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SELLER:                            CNX FUNDING CORPORATION


                                   By:
                                      -----------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------

                                   Address:   CONSOL Plaza
                                              Treasury Suite 125
                                              1800 Washington Road
                                              Pittsburgh, PA 15241
                                   Attention: Treasurer
                                   Telephone:
                                   Facsimile:


INITIAL SERVICER:                  CONSOL ENERGY INC.


                                   By:
                                      -----------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------

                                   Address:   CONSOL Plaza
                                              1800 Washington Road
                                              Pittsburgh, PA 15241
                                   Attention: Treasurer
                                   Telephone: 412-831-4128
                                   Facsimile: 412-831-4151


SUB-SERVICERS:                     CONSOL SALES COMPANY


                                   By:
                                      -----------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------

                                   Address:   CONSOL Plaza
                                              1800 Washington Road
                                              Pittsburgh, PA 15241
                                   Attention: Treasurer
                                   Telephone: 412-831-4128
                                   Facsimile: 412-831-4151

                            [SIGNATURE PAGE 2 OF 8 TO
                         RECEIVABLES PURCHASE AGREEMENT]

                                   CONSOL OF KENTUCKY INC.


                                   By:
                                      -----------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------

                                   Address:   CONSOL Plaza
                                              1800 Washington Road
                                              Pittsburgh, PA 15241

                                   Attention: Treasurer
                                   Telephone: 412-831-4128
                                   Facsimile: 412-831-4151


                                   CONSOL PENNSYLVANIA COAL COMPANY


                                   By:
                                      -----------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------

                                   Address:   CONSOL Plaza
                                              1800 Washington Road
                                              Pittsburgh, PA 15241

                                   Attention: Treasurer
                                   Telephone: 412-831-4128
                                   Facsimile: 412-831-4151

                            [SIGNATURE PAGE 3 OF 8 TO
                         RECEIVABLES PURCHASE AGREEMENT]

                                   CONSOLIDATION COAL COMPANY


                                   By:
                                      -----------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------

                                   Address:   CONSOL Plaza
                                              1800 Washington Road
                                              Pittsburgh, PA 15241

                                   Attention: Treasurer
                                   Telephone: 412-831-4128
                                   Facsimile: 412-831-4151


                                   ISLAND CREEK COAL COMPANY


                                   By:
                                      -----------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------

                                   Address:   CONSOL Plaza
                                              1800 Washington Road
                                              Pittsburgh, PA 15241

                                   Attention: Treasurer
                                   Telephone: 412-831-4128
                                   Facsimile: 412-831-4151

                            [SIGNATURE PAGE 4 OF 8 TO
                         RECEIVABLES PURCHASE AGREEMENT]

                                   WINDSOR COAL COMPANY


                                   By:
                                      -----------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------

                                   Address:   CONSOL Plaza
                                              1800 Washington Road
                                              Pittsburgh, PA 15241

                                   Attention: Treasurer
                                   Telephone: 412-831-4128
                                   Facsimile: 412-831-4151


                                   MCELROY COAL COMPANY


                                   By:
                                      -----------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------

                                   Address:   CONSOL Plaza
                                              1800 Washington Road
                                              Pittsburgh, PA 15241

                                   Attention: Treasurer
                                   Telephone: 412-831-4128
                                   Facsimile: 412-831-4151

                            [SIGNATURE PAGE 5 OF 8 TO
                         RECEIVABLES PURCHASE AGREEMENT]

                                   KEYSTONE COAL MINING CORPORATION


                                   By:
                                      -----------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------

                                   Address:   CONSOL Plaza
                                              1800 Washington Road
                                              Pittsburgh, PA 15241

                                   Attention: Treasurer
                                   Telephone: 412-831-4128
                                   Facsimile: 412-831-4151


                                   EIGHTY-FOUR MINING COMPANY


                                   By:
                                      -----------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------

                                   Address:   CONSOL Plaza
                                              1800 Washington Road
                                              Pittsburgh, PA 15241

                                   Attention: Treasurer
                                   Telephone: 412-831-4128
                                   Facsimile: 412-831-4151

                            [SIGNATURE PAGE 6 OF 8 TO
                         RECEIVABLES PURCHASE AGREEMENT]

                                   CNX MARINE TERMINALS INC.


                                   By:
                                      -----------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------

                                   Address:   CONSOL Plaza
                                              1800 Washington Road
                                              Pittsburgh, PA 15241

                                   Attention: President
                                   Telephone: 412-831-4128
                                   Facsimile: 412-831-4151


                                   CNX GAS COMPANY LLC


                                   By:
                                      -----------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------

                                   Address:   CONSOL Plaza
                                              1800 Washington Road
                                              Pittsburgh, PA 15241

                                   Attention: President
                                   Telephone: 412-831-4128
                                   Facsimile: 412-831-4151

                            [SIGNATURE PAGE 7 OF 8 TO
                         RECEIVABLES PURCHASE AGREEMENT]

CONDUIT PURCHASER:                 MARKET STREET FUNDING CORPORATION


                                   By:
                                      -----------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------

                                   Address:
                                           Market Street Funding Corporation
                                           c/o AMACAR Group, LLC
                                           6525 Morrison Boulevard, Suite 318
                                           Charlotte, North Carolina 28211

                                   Attention: Doug Johnson
                                   Telephone No.: 704-365-0569
                                   Facsimile No.: 704-365-1362

                                   With a copy to:

                                   PNC Bank, National Association
                                   One PNC Plaza, 26th floor
                                   249 Fifth Avenue
                                   Pittsburgh, PA 15222
                                   Attention:  John Smathers
                                   Telephone No.:  412-762-6440
                                   Facsimile No.:  412-762-9184

                            [SIGNATURE PAGE 8 OF 8 TO
                         RECEIVABLES PURCHASE AGREEMENT]

ADMINISTRATOR AND CONDUIT
 AGENT FOR MARKET STREET:          PNC BANK, NATIONAL ASSOCIATION


                                   By:
                                      -----------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------

                                   Address:

                                   PNC Bank, National Association
                                   One PNC Plaza, 26th floor
                                   249 Fifth Avenue
                                   Pittsburgh, PA 15222
                                   Attention:   John Smathers
                                   Telephone No.:  412-762-6440
                                   Facsimile No.:  412-762-9184

                                    EXHIBIT I
                                    ---------
                                   DEFINITIONS
                                   -----------

     As used in the Agreement (including its Exhibits, Schedules and Annexes), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise indicated, all Section, Annex, Exhibit and Schedule references in this Exhibit are to Sections of and Annexes, Exhibits and Schedules to the Agreement.

     "Administrator" has the meaning set forth in the preamble to the Agreement.

     "Adverse Claim" means (i) a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement; it being understood that any thereof in favor of, or assigned to, any Conduit Agent, Conduit Purchaser or the Administrator (for the benefit of such Conduit Agent or Conduit Purchaser) or PNC shall not constitute an Adverse Claim, or, (ii) when used in connection with a Receivable or Collections or Related Rights with respect to a Receivable, a claim or contention by or on behalf of a representative of the estate of any Originator which may be created under Section 541 of the Bankruptcy Code that a Receivable generated by such Originator (or Collections or Related Rights with respect to such Receivable) which has been purchased or accepted as a contribution by the Seller from such Originator pursuant to the Sale Agreement constitutes property of such estate or that the transfer of such Receivable (or Collections or Related Rights with respect to such Receivable) should be avoided under Section 544 or 548 of the Bankruptcy Code.

     "Affected Person" has the meaning set forth in Section 1.7 of the Agreement.

     "Affiliate" means, as to any Person: (a) any Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person, or (b) who is a director or officer: (i) of such Person or (ii) of any Person described in clause (a), except that, with respect to any Conduit Purchaser, Affiliate shall mean the holder(s) of its capital stock. For purposes of this definition, control of a Person shall mean the power, direct or indirect: (x) to vote 25% or more of the securities having ordinary voting power for the election of directors or managers of such Person, or (y) to direct or cause the direction of the management and policies of such Person, in either case whether by ownership of securities, contract, proxy or otherwise.

     "Agreement" has the meaning set forth in the preamble to the Agreement.

     "Alternate Rate" for any Settlement Period for any Portion of Capital of the Purchased Interest means an interest rate per annum equal to: (a) 1.75% per annum above the Euro-Rate for such Settlement Period; provided, however, that if
(x) it shall become unlawful for any Purchaser or Program Support Provider to obtain funds in the London interbank eurodollar market in order to make, fund or maintain any Purchased Interest, or if such funds shall not be reasonably available to any Purchaser or Program Support Provider, or (y) there shall not be at least two Business Days prior to the commencement of an applicable Settlement Period to determine a Euro-Rate in accordance with its terms, then the "Alternate Rate" shall be equal to the Base Rate in effect for each day during the remainder of such Settlement Period or (b) if requested by the Seller the Base Rate for such Settlement Period; provided, however, that the "Alternate Rate" for any day while a Termination Event exists shall be an interest rate equal to 2.00% per annum above the Base Rate in effect on such day.

     "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel.

     "Bankruptcy Code" means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.), as amended from time to time.

          "Base Rate" means, for any day, (i) in the case of Market Street, the Market Street Base Rate, and (ii) in the case of each other Conduit Purchaser, the rate set forth as the Base Rate for such Conduit Purchaser in the related Fee Letter.

     "BBA" means the British Bankers' Association.

     "Benefit Plan" means any employee benefit pension plan as defined in
Section 3(2) of ERISA in respect of which the Seller, any Originator, CONSOL Energy or any ERISA Affiliate is, or at any time during the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA.

     "Business Day" means any day (other than a Saturday or Sunday) on which:
(a) banks are not authorized or required to close in New York City, New York or Pittsburgh, Pennsylvania and (b) if this definition of "Business Day" is utilized in connection with the Euro-Rate, dealings are carried out in the London interbank market.

     "Capital" means the amount paid to the Seller in respect of the Purchased Interest by the Conduit Purchasers pursuant to the Agreement, or such amount divided or combined in order to determine the Discount applicable to any Portion of Capital, in each case reduced from time to time by Collections distributed and applied on account of such Capital pursuant to Section 1.4(d) of the Agreement; provided, that if such Capital shall have been reduced by any distribution, and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution as though it had not been made.

     "Change in Control" means that (a) CONSOL Energy, ceases to own, directly or indirectly, 100% of the capital stock of the Seller free and clear of all Adverse Claims, or (b) CONSOL Energy ceases to own, directly or indirectly, 100% of the capital stock of the Originators.

     "Closing Date" means April 30, 2003.

     "Collections" means, with respect to any Pool Receivable: (a) all funds that are received by any Originator, CONSOL Energy, the Seller or the Servicer in payment of any amounts owed in respect of such Receivable (including purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Receivable (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all amounts deemed to have been received pursuant to Section 1.4(e) of the Agreement and (c) all other proceeds of such Pool Receivable.

     "Company Notes" has the meaning set forth in Section 3.1 of the Sale Agreement.

     "Concentration Percentage" means: (a) for any Group A Obligor, 16.0%, (b) for any Group B Obligor, 16.0%, (c) for any Group C Obligor 8.0% and (d) for any Group D Obligor, 4.0%.

     "Concentration Reserve" means, at any time: (a) the aggregate Capital at such time multiplied by (b)(i) the Concentration Reserve Percentage, divided by
(ii) 100%, minus the Concentration Reserve Percentage.

     "Concentration Reserve Percentage" means, at any time the following expressed as a percentage (as opposed to a fraction), (a) the largest of the following: (i) the sum of four largest Group D Obligor Receivables balances (up to the Concentration Percentage for each Obligor), (ii) the sum of the two largest Group C Obligor Receivables balances (up to the Concentration Percentage for each Obligor) and (iii) the largest Group B Obligor Receivables balances (up to the Concentration Percentage for each Obligor) or Group A Obligor Receivables balances (up to the Concentration Percentage for each Obligor), divided by (b) Eligible Receivables.

     "Conduit Agent" has the meaning set forth in the preamble to the Agreement.

     "Conduit Purchaser" has the meaning set forth in the preamble to the Agreement.

     "Conduit Purchasers' Share" of any amount means such amount multiplied by the Purchased Interest at the time of determination.

     "CONSOL Energy" has the meaning set forth in the preamble to the Agreement.

     "CONSOL Guaranty" means the Agreement of Guaranty and Suretyship, dated as of even date herewith, executed by CONSOL Energy in favor of Seller, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

     "Contract" means, with respect to any Receivable, any and all contracts, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Receivable arises or that evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.

     "CP Rate" for any Settlement Period for any Portion of Capital means (i) in the case of Market Street, a rate calculated by the Administrator equal to: (a) the rate (or if more than one rate, the weighted average of the rates) at which Notes of Market Street on each day during such period have been outstanding; provided, that if such rate(s) is a discount rate(s), then the CP Rate shall be the rate (or if more than one rate, the weighted average of the rates) resulting from converting such discount rate(s) to an interest-bearing equivalent rate plus (b) the commissions and charges charged by such placement agent or commercial paper dealer with respect to such Notes, expressed as a percentage of the face amount of such Notes and converted to an interest-bearing equivalent rate per annum, and (ii) in the case of each other Conduit Purchaser, the rate set forth as the CP Rate for such Conduit Purchaser in the related Fee Letter. Notwithstanding the foregoing, the "CP Rate" for any day while a Termination Event exists shall be an interest rate equal to 2% above the Base Rate in effect on such day.

     "Credit and Collection Policy" means, as the context may require, those receivables credit and collection policies and practices of the Originators in effect on the date of the Agreement and described in Schedule I to the Agreement, as modified in compliance with the Agreement.

     "Cut-off Date" has the meaning set forth in the Sale Agreement.

     "Days' Sales Outstanding" means, at any time, an amount computed as of the last day of each calendar month equal to: (a) the average of the Outstanding Balance of all Pool Receivables as of the last day of each of the three most recent calendar months ended on the last day of such calendar month divided by
(b)(i) the aggregate credit sales made by the Originators during the three calendar months ended on or before the last day of such calendar month divided by (ii) 90.

     "Debt" means: (a) indebtedness for borrowed money, (b) obligations evidenced by bonds, debentures, notes or other similar instruments, (c) obligations to pay the deferred purchase price of property or services, (d) obligations as lessee under leases that shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, and (e) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (d).

     "Defaulted Receivable" means a Receivable:

     (a) as to which any payment, or part thereof, remains unpaid for more than 60 days from the original due date for such payment, or

     (b) without duplication (i) as to which an Insolvency Proceeding shall have occurred with respect to the Obligor thereof or any other Person obligated thereon or owning any Related Security with respect thereto, or (ii) that has been written off the Seller's books as uncollectible.

     "Default Ratio" means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each calendar month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that became Defaulted Receivables during such month, by (b) the aggregate credit sales made by the Originators during the month that is five calendar months before such month.

     "Delinquency Ratio" means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each calendar month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables on such day by
(b) the aggregate Outstanding Balance of all Pool Receivables on such day.

     "Delinquent Receivable" means a Receivable as to which any payment, or part thereof, remains unpaid for more than 60 days from the original due date for such payment.

     "Dilution Horizon" means, for any calendar month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of such calendar month of: (a) the aggregate credit sales made by the Originators during the two most recent calendar months to (b) the Net Receivables Pool Balance at the last day of the most recent calendar month.

     "Dilution Ratio" means the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward), computed as of the last day of each calendar month by dividing: (a) the aggregate amount of payments required to be made by the Seller pursuant to Section 1.4(e)(i) of the Agreement (excluding any credit adjustments related to reversals of invoices that are re-invoiced) during such calendar month by (b) the aggregate credit sales made by the Originators during the month that is one month prior to the current calendar month.

     "Dilution Reserve" means, on any date, an amount equal to: (a) the Capital at the close of business of the Seller on such date multiplied by (b) (i) the Dilution Reserve Percentage on such date, divided by (ii) 100% minus the Dilution Reserve Percentage on such date.

     "Dilution Reserve Percentage" means on any date, the following expressed as a percentage (as opposed to a fraction): the product of (i) the Dilution Horizon multiplied by (ii) the sum of (x) 2 times the average of the Dilution Ratios for the twelve most recent calendar months and (y) the Spike Factor.

     "Discount" means with respect to any Conduit Purchaser:

          (a) for the Portion of Capital for any Settlement Period to the extent such Conduit Purchaser will be funding such Portion of Capital during such Settlement Period through the issuance of Notes:

                                CPR x C x ED/360

          (b) for the Portion of Capital for any Settlement Period to the extent such Conduit Purchaser will not be funding such Portion of Capital during such Settlement Period through the issuance of Notes:

                              AR x C x ED/Year + TF

     where:

          AR     =    the Alternate Rate for the Portion of Capital for such
                      Settlement Period with respect to such Conduit Purchaser,

          C      =    the Portion of Capital during such Settlement Period with
                      respect to such Conduit Purchaser,

          CPR    =    the CP Rate for the Portion of Capital for such Settlement
                      Period with respect to such Conduit Purchaser,

          ED     =    the actual number of days during such Settlement Period,

          Year   =    if such Portion of Capital is funded based upon:  (i) the
                      Euro-Rate, 360 days, and (ii) the Base Rate, 365 or 366 days, as applicable, and

          TF     =    the Termination Fee, if any, for the Portion of Capital
                      for such Settlement Period with respect to such Conduit
                      Purchaser;

provided, that no provision of the Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by applicable law; and provided further, that Discount for the Portion of Capital shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

     "Eligible Receivable" means, at any time, a Pool Receivable:

          (a)  the Obligor of which is a United States or Canadian resident,

          (b) the Obligor of which is not a government or a governmental subdivision, affiliate or agency,

          (c) the Obligor of which is not subject to any action of the type described in paragraph (f) of Exhibit V to the Agreement,

          (d) the Obligor of which is not an Affiliate of CONSOL Energy or any other Originator,

          (e) the Obligor of which is not an Obligor as to which the Administrator, in its reasonable business judgment, has notified the Seller that such Obligor is not acceptable,

          (f) that is denominated and payable only in U.S. dollars in the United States to any Originator at a Lockbox Account and results from goods sold and shipped from such Originator in the United States,

          (g) that does not have a stated maturity which is more than 90 days after the original invoice date of such Receivable,

          (h) that arises under a duly authorized Contract for the sale and delivery of goods and services in the ordinary course of any Originator's business,

          (i) that arises under a duly authorized Contract that is in full force and effect and that is a legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms subject to applicable bankruptcy, fraudulent transfer or conveyance, insolvency, reorganization, moratorium and other similar laws limiting the enforceability of creditor's rights generally, or from time to time in effect,

          (j) that conforms in all material respects with all applicable laws, rulings and regulations in effect,

          (k) that is not the subject of any asserted dispute, offset, hold back defense, Adverse Claim or other claim, provided, that, with respect to any Receivable which is subject to any such a claim, the amount of such Receivable which shall be treated as an Eligible Receivable shall equal the excess of the amount of such Receivable over the amount of such claim asserted by or available to the account party or other obligor,

          (l) that satisfies all applicable requirements of the applicable Credit and Collection Policy,

          (m) that has not been modified, waived or restructured since its creation, except as permitted pursuant to Section 4.2 of the Agreement,

          (n) in which the Seller owns good and marketable title, free and clear of any Adverse Claims, and that is freely assignable by the Seller (including without any consent of the related Obligor),

          (o) for which the Administrator, for the benefit of the Conduit Purchasers, shall have a valid and enforceable undivided percentage ownership or security interest, to the extent of the Purchased Interest, and a valid and enforceable first priority perfected security interest therein and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim,

          (p) that constitutes an account as defined in the UCC, and that is not evidenced by instruments or chattel paper,

          (q)  that is neither a Defaulted Receivable nor a Delinquent
     Receivable,

          (r) for which neither any Originator thereof, the Seller nor the Servicer has established any offset arrangements with the related Obligor,

          (s) for which Defaulted Receivables of the related Obligor do not exceed 35% of the Outstanding Balance of all such Obligor's Receivables, and

          (t) that represents amounts earned and payable by the Obligor that are not subject to the performance of additional services by any Originator thereof.

          (u) that has not been classified as "shipped but not billed "for more than 60 days.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

     "ERISA Affiliate" means: (a) any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Seller, any Originator or CONSOL Energy, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Seller, any Originator or CONSOL Energy, or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Seller, any Originator, any corporation described in clause (a) or any trade or business described in clause (b).

     "Euro-Rate" means with respect to any Settlement Period the interest rate per annum determined by the Administrator by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the Administrator in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank market offered rates for U.S. dollars quoted by the BBA as set forth on Dow Jones Markets Service (formerly known as Telerate) (or appropriate successor or, if the BBA or its successor ceases to provide display page 3750 (or such other display page on the Dow Jones Markets Service system as may replace display page 3750) at or about 11:00 a.m. (London time) on the Business Day which is two (2) Business Days prior to the first day of such Settlement Period for an amount comparable to the Portion of Capital to be funded at the Alternate Rate and based upon the Euro-Rate during such Settlement Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

     Euro-Rate =   Average of London interbank offered rates quoted
                     by BBA as shown on Dow Jones Markets Service
                      display page 3750 or appropriate successor
                   ------------------------------------------------
                         1.00 - Euro-Rate Reserve Percentage

where "Euro-Rate Reserve Percentage" means, the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including without limitation, supplemental, marginal, and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities"). The Euro-Rate shall be adjusted with respect to any Portion of Capital funded at the Alternate Rate and based upon the Euro-Rate that is outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Administrator shall give prompt notice to the Seller of the Euro-Rate as determined or adjusted in accordance herewith (which determination shall be conclusive absent manifest error).

     "Excess Concentration" means the sum of (i) the amounts by which the Outstanding Balance of Eligible Receivables of each Obligor then in the Receivables Pool exceeds an amount equal to: (a) the Concentration Percentage for such Obligor multiplied by (b) the Outstanding Balance of all Eligible Receivables then in the Receivables Pool, plus (ii) the amount by which the sum of all Eligible Receivables the Obligors of which are Canadian residents exceeds 10% of all Eligible Receivables, plus (iii) the amount by which the sum of all Eligible Receivables with a stated maturity of more than 60 days but less than or equal to 90 days exceeds 5% of all Eligible Receivables, plus (iv) the amount by which the sum of all Eligible Receivables classified as "shipped but not billed" for more than 30 days but less than or equal to 60 days exceeds 20% of all Eligible Receivables.

     "Facility Termination Date" means the earliest to occur of: (a) April 30, 2006, (b) the date determined pursuant to Section 2.2 of the Agreement, (c) the date the Purchase Limit reduces to zero pursuant to Section 1.1(b) of the Agreement, (d) the date that the commitments of the Purchasers terminate under the Liquidity Agreement, and (e) any Conduit Purchaser or any Conduit Agent shall fail to cause the amendment or modification of any Transaction Document or related opinion as required by Moody's or Standard and Poor's, and such failure shall continue for 30 days after such amendment is initially requested.

     "Federal Funds Rate" means, for any day, the per annum rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)." If on any relevant day such rate is not yet published in H. 15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotations") for such day under the caption "Federal Funds Effective Rate." If on any relevant day the appropriate rate is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the Administrator of the rates for the last transaction in overnight Federal funds arranged before 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrator.

     "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

     "Fee Letters" has the meaning set forth in Section 1.5 of the Agreement.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, and any Person owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Group A Obligor" means any Obligor with a short-term rating of at least:
(a) "A-l" by Standard & Poor's, or if such Obligor does not have a short-term rating from Standard & Poor's, a rating of "A+" or better by Standard & Poor's on its long-term senior unsecured and uncredit-enhanced debt securities, and (except with respect to the Special Obligor) (b) "P-1" by Moody's, or if such Obligor does not have a short-term rating from Moody's, "Al" or better by Moody's on its long-term senior unsecured and uncredit-enhanced debt securities.

     "Group B Obligor" means an Obligor, not a Group A Obligor, with a short-term rating of at least: (a) "A-2" by Standard & Poor's, or if such Obligor does not have a short-term rating from Standard & Poor's, a rating of "BBB+" to "A" by Standard & Poor's on its long-term senior unsecured and uncredit-enhanced debt securities, and (except with respect to the Special Obligor) (b) "P-2" by Moody's, or if such Obligor does not have a short-term rating from Moody's, "Baal" to "A2" by Moody's on its long-term senior unsecured and uncredit-enhanced debt securities.

     "Group C Obligor" means an Obligor, not a Group A Obligor or a Group B Obligor, with a short-term rating of at least: (a) "A-3" by Standard & Poor's, or if such Obligor does not have a short-term rating from Standard & Poor's, a rating of "BBB-" to "BBB" by Standard & Poor's on its long-term senior unsecured and uncredit-enhanced debt securities, and (except with respect to the Special Obligor) (b) "P-3" by Moody's, or if such Obligor does not have a short-term rating from Moody's, "Baa3" to "Baa2" by Moody's on its long-term senior unsecured and uncredit-enhanced debt securities.

     "Group D Obligor" means any Obligor that is not a Group A Obligor, Group B Obligor or Group C Obligor.

     "Indemnified Amounts" has the meaning set forth in Section 3.1 of the Agreement.

     "Indemnified Party" has the meaning set forth in Section 3.1 of the Agreement.

     "Independent Director" has the meaning set forth in paragraph 3(c) of
Exhibit IV to the Agreement.

     "Information Package" means a report, in substantially the form of Annex A to the Agreement, furnished to the Administrator pursuant to the Agreement.

     "Insolvency Proceeding" means: (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors of a Person, composition, marshaling of assets for creditors of a Person, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each of cases (a) and (b) undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Internal Revenue Code also refer to any successor sections.

     "Liquidity Agent" means each of the banks acting as agent for the various liquidity banks under each Liquidity Agreement.

     "Liquidity Agreement" means any agreement entered into in connection with this Agreement pursuant to which a Liquidity Provider agrees to make purchases or advances to, or purchase assets from, any Conduit Purchaser in order to provide liquidity for such Conduit Purchaser's Purchases.

     "Lock-Box Account" means an account in the name of the Seller and maintained by the Seller at a bank or other financial institution for the purpose of receiving Collections, either by check deposit or wire or ACH transfer.

     "Lock-Box Agreement" means an agreement, in form and substance satisfactory to the Administrator, among the Seller, the Servicer, the Administrator, and a Lock-Box Bank.

     "Lock-Box Bank" means any of the banks or other financial institutions holding one or more Lock-Box Accounts.

     "Loss Reserve" means, on any date, an amount equal to: (a) the Capital at the close of business of the Seller on such date multiplied by (b)(i) the Loss Reserve Percentage on such date divided by (ii) 100% minus the Loss Reserve Percentage on such date.

     "Loss Reserve Percentage" means, on any date, the following expressed as a percentage (as opposed to a fraction):

                              (2.0) *(ADR) * (ACS)
                       -----------------------------------
                           Net Receivables Pool Balance

     As used herein:

     "ADR" means the highest average of the Default Ratios for any three consecutive calendar months during the twelve most recent calendar months times,

     "ACS" means the aggregate credit sales made by the Originators (or Receivables of such Originators otherwise created) during the six most recent calendar months.

     "Market Street" means Market Street Funding Corporation, a Delaware corporation.

     "Market Street Base Rate" means, for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

     (a) the rate of interest in effect for such day as publicly announced from time to time by PNC in Pittsburgh, Pennsylvania as its "prime rate." Such "prime rate" is set by PNC based upon various factors, including PNC's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate, and

     (b)  0.50% per annum above the latest Federal Funds Rate.

     "Material Adverse Effect" means with respect to any event or circumstance, a material adverse effect on:

          (a) the assets, operations, business or financial condition of (i) the Seller, or (ii) CONSOL Energy or its Subsidiaries,

          (b) the ability of any of the Originators, the Servicer, any of the Sub-Servicers, or the Seller to perform its obligations under the Agreement or any other Transaction Document to which it is a party,

          (c) the validity or enforceability of the Agreement or any other Transaction Document, or the validity, enforceability or collectibility of a material portion of the Pool Receivables, or

          (d) the status, perfection, enforceability or priority of the Administrator's or any Conduit Purchaser's or the Seller's interest in the Pool Assets.

     "Monthly Settlement Date" means the twenty-third day of each calendar month (or the next succeeding Business Day if such day is not a Business Day), beginning May 23, 2003.

     "Moody's" means Moody's Investors Service, Inc.

     "Net Receivables Pool Balance" means, at anytime: (a) the Outstanding Balance of Eligible Receivables then in the Receivables Pool minus (b) Excess Concentration.

     "Notes" means short-term promissory notes issued, or to be issued, by each Conduit Purchaser to fund its investments in accounts receivable or other financial assets.

     "Obligor" means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable.

     "Originator" has the meaning set forth in the Sale Agreement.

     "Originator Assignment Certificate" means the assignment by each Originator, in substantially the form of Exhibit C to the Sale Agreement, evidencing Seller's ownership of the Receivables generated by the Originators, as the same may be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with the Sale Agreement.

     "Outstanding Balance" of any Receivable at any time means the then outstanding principal balance thereof.

     "Paydown Notice" has the meaning set forth in Section 1.4(f)(i) of the Agreement.

     "Payment Date" has the meaning set forth in Section 2.1 of the Sale Agreement.

     "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

     "PNC" has the meaning set forth in the preamble to the Agreement.

     "Pool Assets" has the meaning set forth in Section 1.2(d) of the Agreement.

     "Pool Receivable" means a Receivable in the Receivables Pool.

     "Portion of Capital" means with respect to any Conduit Purchaser and its related Capital, the portion of such Capital being funded or maintained by such Conduit Purchaser(or its successors or permitted assigns) by reference to a particular interest rate basis. In addition, at any time when the Capital of the Purchased Interest is not divided into two or more such portions, "Portion of Capital" means 100% of the Capital.

     "Program Support Agreement" means and includes any Liquidity Agreement and any other agreement entered into by any Program Support Provider providing for:
(a) the issuance of one or more letters of credit for the account of any Conduit Purchaser in connection with such Conduit Purchaser's Receivables securitization program, (b) the issuance of one or more surety bonds in connection with such Conduit Purchaser's Receivables securitization program for which any Conduit Purchaser is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, (c) the sale by any Conduit Purchaser to any Program Support Provider of the Purchased Interest (or portions thereof) and/or (d) the making of loans and/or other extensions of credit to any Conduit Purchaser in connection with such Conduit Purchaser's Receivables-securitization program contemplated in the Agreement, together with any letter of credit, surety bond or other instrument issued thereunder (but excluding any discretionary advance facility provided by the Administrator).

     "Program Support Provider" means and includes any Purchaser and any other Person (other than any customer of the related Conduit Purchaser) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, any Conduit Purchaser pursuant to any Program Support Agreement.

     "Purchase Notice" has the meaning set forth in Section 1.2(a) of the Agreement.

     "Purchase and Sale Indemnified Amounts" has the meaning set forth in
Section 9.1 of the Sale Agreement.

     "Purchase and Sale Indemnified Party" has the meaning set forth in Section
9.1 of the Sale Agreement.

     "Purchase and Sale Termination Date" has the meaning set forth in Section
1.4 of the Sale Agreement.

     "Purchase and Sale Termination Event" has the meaning set forth in Section
8.1 of the Sale Agreement.

     "Purchase Facility" has the meaning set forth in Section 1.1 of the Sale Agreement.

     "Purchase Limit" means $125,000,000, as such amount may be reduced pursuant to Section 1.1 (b) of the Agreement. References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit minus the then outstanding Capital.

     "Purchase Price" has the meaning set forth in Section 2.1 of the Sale Agreement.

     "Purchase Report" has the meaning set forth in Section 2.1 of the Sale Agreement.

     "Purchased Interest" means, at any time, the undivided percentage ownership interest of all Conduit Purchasers, collectively, in: (a) each and every Pool Receivable now existing or hereafter arising, (b) all Related Security with respect to such Pool Receivables and (c) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security. Such undivided percentage interest shall be computed as:

                            Capital + Total Reserves
                        --------------------------------
                          Net Receivables Pool Balance

The Purchased Interest shall be determined from time to time pursuant to Section
1.3 of the Agreement.

     "Purchaser" has the meaning set forth in Section 5.3(b) of the Agreement.

     "Receivable" means any indebtedness and other obligations owed to the Seller (as assignee of each Originator) or any Originator by, or any right of the Seller or any Originator to payment from or on behalf of, an Obligor, whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods or the rendering of services by any Originator, and includes the obligation to pay any finance charges, fees and other charges with respect thereto. Indebtedness and other obligations arising from any one transaction, including indebtedness and other obligations represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other obligations arising from any other transaction.

     "Receivables Pool" means, at any time, all of the then outstanding Receivables purchased by the Seller pursuant to the Sale Agreement prior to the Facility Termination Date.

     "Reference Bank" means PNC.

     "Related Rights" has the meaning set forth in Section 1.1 of the Sale Agreement.

     "Related Security" means, with respect to any Receivable:

          (a) all of the Seller's and each Originator's interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), relating to any sale giving rise to such Receivable,

          (b) all instruments and chattel paper that may evidence such Receivable,

          (c) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto, and

          (d) all of the Seller's and each Originator's rights, interests and claims under the Contracts and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise.

     "Sale Agreement" means the Purchase and Sale Agreement, dated as of even date herewith, between the Seller and the Originators, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

     "Seller" has the meaning set forth in the preamble to the Agreement.

     "Seller's Share" of any amount means the greater of: (a) $0 and (b) such amount minus the Conduit Purchasers' Share.

     "Servicer" has the meaning set forth in the preamble to the Agreement.

     "Servicing Fee" shall mean the fee referred to in Section 4.6 of the Agreement.

     "Servicing Fee Rate" shall mean the rate referred to in Section 4.6 of the Agreement.

     "Settlement Date" means with respect to any Portion of Capital for any Settlement Period, (i) prior to the Facility Termination Date, the Monthly Settlement Date and (ii) on and after the Facility Termination Date, each day selected from time to time by the Administrator (it being understood that the Administrator may select such Settlement Date to occur as frequently as daily), or, in the absence of such selection, the Monthly Settlement Date.

     "Settlement Period" means: (a) before the Facility Termination Date: (i) initially the period commencing on the date of the initial purchase pursuant to
Section 1.2 of the Agreement (or in the case of any fees payable hereunder, commencing on the Closing Date) and ending on (but not including) the next Monthly Settlement Date, and (ii) thereafter, each period commencing on such Monthly Settlement Date and ending on (but not including) the next Monthly Settlement Date, and (b) on and after the Facility Termination Date: such period (including a period of one day) as shall be selected from time to time by the Administrator or, in the absence of any such selection, each period of 30 days from the last day of the preceding Settlement Period.

     "Solvent" means, with respect to any Person at any time, a condition under which:

          (i) the fair value and present fair saleable value of such Person's total assets is, on the date of determination, greater than such Person's total liabilities (including contingent and unliquidated liabilities) at such time;

          (ii) the fair value and present fair saleable value of such Person's assets is greater than the amount that will be required to pay such Person's probable liability on its existing debts as they become absolute and matured ("debts," for this purpose, includes all legal liabilities, whether matured or unmatured, liquidated or unliquidated, absolute, fixed, or contingent);

          (iii) such Person is and shall continue to be able to pay all of its liabilities as such liabilities mature; and

          (iv) such Person does not have unreasonably small capital with which to engage in its current and in its anticipated business.

     For purposes of this definition:

          (A) the amount of a Person's contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability;

          (B) the "fair value" of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value;

          (C) the "regular market value" of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to Purchase such asset under ordinary selling conditions; and

          (D) the "present fair saleable value" of an asset means the amount which can be obtained if such asset is sold with reasonable promptness in an arm's-length transaction in an existing and not theoretical market.

     "Special Obligor" means Ontario Power Generation, Inc., for so long as such corporation has debt securities which are rated by Standard & Poor's and its debt securities are not rated by Moody's.

     "Spike Factor" means, for any calendar month, (a) the positive difference, if any, between: (i) the highest Dilution Ratio for any one calendar month during the twelve most recent calendar months and (ii) the arithmetic average of the Dilution Ratios for such twelve months times (b) (i) the highest Dilution Ratio for any one calendar month during the twelve most recent calendar months divided by (ii) the arithmetic average of the Dilution Ratios for such twelve months.

     "Standard & Poor's" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

     "Subsidiary" means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such entity are at the time owned, or management of which is otherwise controlled: (a) by such Person, (b) by one or more Subsidiaries of such Person or (c) by such Person and one or more Subsidiaries of such Person.

     "Termination Day" means: (a) each day on which the conditions set forth in
Section 2 of Exhibit II to the Agreement are not satisfied or (b) each day that occurs on or after the Facility Termination Date.

     "Termination Event" has the meaning specified in Exhibit V to the Agreement.

     "Termination Fee" means, for any Settlement Period during which a Termination Day occurs, with respect to any Conduit Purchaser, the amount, if any, by which: (a) the additional Discount (calculated without taking into account any Termination Fee or any shortened duration of such Settlement Period pursuant to the definition thereof) that would have accrued during such Settlement Period on the reductions of Capital relating to such Settlement Period had such reductions not been made, exceeds (b) the income, if any, received by the Conduit Purchasers from investing the proceeds of such reductions of Capital, as determined by the Administrator, which determination shall be binding and conclusive for all purposes, absent manifest error.

     "Total Reserves" means, at any time the sum of: (a) the Yield Reserve, plus
(b) the greater of (i) the Loss Reserve or (ii) the Concentration Reserve, plus
(c) the Dilution Reserve.

     "Transaction Documents" means the Agreement, the Lock-Box Agreements, the Fee Letters, the Sale Agreement, the CONSOL Guaranty, and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with the Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Agreement.

     "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

     "Unmatured Purchase and Sale Termination Event" means any event which, with the giving of notice or lapse of time, or both, would become a Purchase and Sale Termination Event.

     "Unmatured Termination Event" means an event that, with the giving of notice or lapse of time, or both, would constitute a Termination Event.

     "Yield Reserve" means, on any date, an amount equal to: (a) the Capital at the close of business of the Seller on such date multiplied by (b)(i) the Yield Reserve Percentage on such date divided by (ii) 100% minus the Yield Reserve Percentage on such date.

     "Yield Reserve Percentage" means at any time:

                       (BR+SFR) x l.5 x DSO
                        ------
                         360

     where:

          BR   =  the Base Rate computed for the most recent Settlement Period,

          DSO  =  Days' Sales Outstanding, and

          SFR  =  the Servicing Fee Rate

     Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. Unless the context otherwise requires, "or" means "and/or," and "including" (and with correlative meaning "include" and "includes") means including without limiting the generality of any description preceding such term.

                                   EXHIBIT II
                             CONDITIONS OF PURCHASES

     1. Conditions Precedent to Initial Purchase. The Initial Purchase under this Agreement is subject to the following conditions precedent that the Administrator shall have received on or before the date of such purchase, each in form and substance (including the date thereof) satisfactory to the
Administrator:

     (a) A counterpart of the Agreement and the other Transaction Documents duly executed by the parties thereto.

     (b) Certified copies of: (i) the resolutions of the Board of Directors of each of the Seller, CONSOL Energy and each Originator authorizing the execution, delivery and performance by the Seller, CONSOL Energy and each Originator, as the case may be, of the Agreement and the other Transaction Documents to which it is a party; (ii) all documents evidencing other necessary corporate or organizational action and governmental approvals, if any, with respect to the Agreement and the other Transaction Documents and (iii) the certificate of incorporation and by-laws or limited liability company agreement, as applicable, of the Seller, CONSOL Energy and each Originator.

     (c) A certificate of the Secretary or Assistant Secretary of the Seller, each Originator and CONSOL Energy certifying the names and true signatures of its officers who are authorized to sign the Agreement and the other Transaction Documents. Until the Administrator receives a subsequent incumbency certificate from the Seller, any Originator, or CONSOL Energy, as the case may be, the Administrator shall be entitled to rely on the last such certificate delivered to it by the Seller, such Originator, or CONSOL Energy, as the case may be.

     (d) Proper financing statements, on or before the date of such initial purchase suitable for filing under the UCC of all jurisdictions that the Administrator may deem necessary or desirable in order to perfect the interests of the Seller and the Administrator contemplated by the Agreement and the Sale Agreement.

     (e) Proper financing statements (Form UCC-3), suitable for filing under the UCC of all jurisdictions that the Administrator may deem, if any, necessary or desirable to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by the Originators or the Seller.

     (f) Completed UCC search reports, dated on or shortly before the date of the initial purchase hereunder, listing the financing statements filed in all applicable jurisdictions referred to in subsection (e) above that name the Originators or the Seller as debtor, together with copies of such other financing statements, and similar search reports with respect to judgment liens, federal tax liens and liens of the Pension Benefit Guaranty Corporation in such jurisdictions, as the Administrator may request, showing no Adverse Claims on any Pool Assets other than such Adverse Claims as to which those financing statements (Form UCC-3) referred to in Subsection (e) above shall terminate.

     (g) Favorable opinions, in form and substance reasonably satisfactory to the Administrator, of Morgan, Lewis & Bockius LLP, counsel for the Seller, CONSOL Energy, the Originators, and the Servicer.

     (h) Satisfactory results of a review, field examination and audit (performed by representatives of the Administrator or by third parties at the direction of the Administrator) of the Servicer's collection, operating and reporting systems, the Credit and Collection Policy of the Originators, historical receivables data and accounts, including satisfactory results of a review of the Servicer's operating location(s) and satisfactory review and approval of the Eligible Receivables in existence on the date of the initial purchase under the Agreement.

     (i) A pro forma Information Package representing the performance of the Receivables Pool for the calendar month before closing.

     (j) Evidence of payment by the Seller of all accrued and unpaid fees (including those contemplated by the Fee Letters), costs and expenses to the extent then due and payable on the date thereof, including any such costs, fees and expenses arising under or referenced in Section 5.4 of the Agreement and the Fee Letters.

     (k) The Fee Letters duly executed by the Seller and the Servicer and the other parties thereto.

     (l) Good standing certificates with respect to each of the Seller, CONSOL Energy, each Originator, and the Servicer issued by the Secretary of State (or similar official) of the state of each such Person's organization or formation and chief executive office.

     (m) Each Liquidity Agreement and all other Transaction Documents duly executed by the parties thereto including the lenders participating in such Liquidity Agreement.

     (n) All information with respect to the Receivables as the Administrator or the Conduit Purchasers may reasonably request.

     (o) Satisfactory review of the Three Year Credit Agreement, dated as of September 16, 2002, as amended (the "Three Year Credit Agreement") and the 364-day Credit Agreement dated as of September 16, 2002, as amended (the "364-Day Credit Agreement"), among CONSOL Energy, (the "Borrower"), the banks, financial institutions and other lenders that are parties thereto, Salomon Smith Barney Inc., as sole lead arranger, and Citibank, N.A., as administrative agent and the other parties thereto and an appropriate waiver or amendment to such Three Year Credit Agreement and such 364-Day Credit Agreement and confirmation to the satisfaction of the Administrator and the Conduit Purchasers that there exist no conflicts between the Transaction Documents and such Three Year Credit Agreement and such 364-Day Credit Agreement and any intercreditor issues shall have been resolved to the satisfaction of the Administrator and the Conduit Purchasers.

     (p) Such other approvals, opinions or documents as the Administrator or the Conduit Purchasers may reasonably request.

     2. Conditions Precedent to All Purchases and Reinvestments. Each purchase (except as to clause (a), including the initial purchase) and each reinvestment shall be subject to the further conditions precedent that:

     (a) in the case of each purchase, the Servicer shall have delivered to the Administrator and each Conduit Agent on or before such purchase, in form and substance satisfactory to the Administrator, a completed pro forma Information Package to reflect the level of Capital and related reserves and the calculation of the Purchased Interest after such subsequent purchase and a completed Purchase Notice in the form of Annex B; and

     (b) on the date of such purchase or reinvestment the following statements shall be true (and acceptance of the proceeds of such purchase or reinvestment shall be deemed a representation and warranty by the Seller that such statements are then true):

          (i) the representations and warranties contained in Exhibit III to the Agreement are true and correct in all material respects on and as of the date of such purchase or reinvestment as though made on and as of such date;

          (ii) no event has occurred and is continuing, or would result from such purchase or reinvestment, that constitutes a Termination Event or an Unmatured Termination Event; and

          (iii) the Capital does not exceed the Purchase Limit.

                                   EXHIBIT III
                         REPRESENTATIONS AND WARRANTIES

     1. Representations and Warranties of the Seller. The Seller represents and warrants as follows:

     (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business and is in good standing as a foreign corporation in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect.

     (b) The execution, delivery and performance by the Seller of the Agreement and the other Transaction Documents to which it is a party, including its use of the proceeds of purchases and reinvestments: (i) are within its organizational powers; (ii) have been duly authorized by all necessary organizational action;
(iii) do not contravene or result in a default under or conflict with: (A) its certificate of incorporation, formation, limited liability company agreement or any other organizational document of the Seller, (B) any law, rule or regulation applicable to it, (C) any indenture, loan agreement, mortgage, deed of trust or other material agreement or instrument to which it is a party or by which it is bound, or (D) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its property; and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties. The Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by the Seller.

     (c) No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for its due execution, delivery and performance by the Seller of its obligations under the Agreement or any other Transaction Document to which it is a party, other than the Uniform Commercial Code filings referred to in Exhibit II to the Agreement, all of which shall have been filed on or before the date of the first purchase hereunder.

     (d) Each of the Agreement and the other Transaction Documents to which the Seller is a party constitutes (assuming due authorization and execution by the other parties thereto) its legal, valid and binding obligation enforceable against the Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws from time to time in effect affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     (e) There is no pending or, to Seller's knowledge, threatened action or proceeding affecting Seller or any of its properties before any Governmental Authority or arbitrator.

     (f) No proceeds of any purchase or reinvestment will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

                                      III-1

     (g) The Seller is the legal and beneficial owner of, and has good and marketable title to, the Pool Receivables, the Lock-Box Accounts (and related lock-boxes) and Related Security, free and clear of any Adverse Claim. Upon each purchase or reinvestment, the Administrator or the Conduit Purchasers shall acquire pro rata valid and enforceable perfected undivided percentage ownership or security interests, to the extent of each Conduit Purchaser's percentage interest of the Purchased Interest, in each Pool Receivable then existing or thereafter arising and in the Related Security, Collections and other proceeds with respect thereto, free and clear of any Adverse Claim. The Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in favor of the Administrator in the Pool Assets and the Lock-Box Accounts (and related lock-boxes), which security interest is prior to all Adverse Claims, and is enforceable as such against creditors of and purchases from the Seller. The Pool Assets constitute "accounts", "general intangibles" or "tangible chattel paper" within the meaning of the applicable UCC. Each Lock-Box Account constitutes a "deposit account" within the meaning of the applicable UCC. The Seller has caused or will have caused, within ten (10) days, the filing of all appropriate UCC financing statements in the proper filing offices in the appropriate jurisdictions under applicable laws in order to perfect the security interest in the Pool Assets and the Lock-Box Accounts (and related lock-boxes) granted to the Administrator hereunder. Other than the security interest granted to the Administrator pursuant to this Agreement, Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Pool Assets or the Lock-Box Accounts (and related lock-boxes). Seller has not authorized the filing of and is not aware of any UCC financing statements against Seller that include a description of collateral covering the Pool Assets, other than any UCC financing statement relating to the security interest granted to the Administrator hereunder or that has been terminated. Seller is not aware of any judgment, ERISA or tax lien filings against the Seller. With respect to any Pool Receivable that constitutes "tangible chattel paper", the Servicer is in possession of the original copies of the tangible chattel paper that constitutes or evidences such Pool Receivables, and the Seller has filed or has caused to be filed within ten (10) days after the date hereof the financing statements described in this section above, each of which will contain a statement that "A purchase of or a grant of a security interest in any property described in this financing statement will violate the rights of the Conduit Purchasers." The Pool Receivables to the extent they are evidenced by "tangible chattel paper" do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Seller or the Conduit Purchasers.

     (h) Each Information Package (if prepared by the Seller or one of its Affiliates, or to the extent that information contained therein is supplied by the Seller or an Affiliate), exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Seller to the Administrator in connection with the Agreement or any other Transaction Document to which it is a party is or will be complete and accurate in all material respects as of its date or (except as otherwise disclosed to the Administrator at such time) as of the date so furnished,

     (i) The Seller's principal place of business, chief executive office and state of formation (as such terms are used in the UCC) and the office where it keeps its records concerning the Receivables are located at the address referred to in Sections l(b) and 2(b) of Exhibit IV to the Agreement.

                                      III-2

     (j) The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in Schedule II to the Agreement (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the Administrator in accordance with the Agreement) and all Lock-Box Accounts are subject to Lock-Box Agreements. With respect to all Lock-Box Accounts (and related lock-boxes), the Seller has delivered to the Administrator a fully executed Lock-Box Agreement pursuant to which the applicable Lock-Box Bank has agreed, following the occurrence and continuation of a Termination Event, to comply with all instructions given by the Administrator with respect to all funds on deposit in such Lock-Box Account (and all funds sent to the respective lock-box), without further consent by the Seller or the Servicer. None of the Lock-Box Accounts (and the related lock-boxes) are in the name of any Person other than the Seller, the Administrator or the Conduit Purchasers. The Seller has not consented to any Lock-Box Bank's complying with instructions of any person other than the Administrator.

     (k) The Seller is not in violation of any order of any court, arbitrator or Governmental Authority.

     (l) Neither the Seller nor any of its Affiliates has any direct or indirect ownership or other financial interest in any Conduit Purchaser.

     (m) No proceeds of any purchase or reinvestment will be used for any purpose that violates any applicable law, rule or regulation, including Regulations T, U or X of the Federal Reserve Board.

     (n) Each Pool Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance is an Eligible Receivable.

     (o) No event has occurred and is continuing, or would result from a purchase in respect of, or reinvestment in respect of, the Purchased Interest or from the application of the proceeds therefrom, that constitutes a Termination Event or an Unmatured Termination Event.

     (p) The Seller has accounted for each sale of undivided percentage ownership interests in Receivables in its books and financial statements as sales, consistent with generally accepted accounting principles.

     (q) The Seller has complied in all material respects with the Credit and Collection Policy of the Originators with regard to each Receivable originated by the Originators.

     (r) The Seller has complied in all material respects with all of the terms, covenants and agreements contained in the Agreement and the other Transaction Documents that are applicable to it.

     (s) The Seller's complete organizational name is set forth in the preamble to the Agreement, and it does not use and has not during the last six years used any other organizational name, trade name, doing-business name or fictitious name, except as set forth on Schedule II to the Agreement and except for names first used after the date of the Agreement and set forth in a notice delivered to the Administrator pursuant to Section 1(1)(iv) of Exhibit IV to the Agreement.

                                      III-3

     (t) The Seller is not an "investment company," or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. In addition, the Seller is not a "holding company," a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     2. Representations and Warranties of CONSOL Energy (including in its capacity as the Servicer). CONSOL Energy, individually and in its capacity as the Servicer, represents and warrants as follows:

     (a) CONSOL Energy is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business and is in good standing as a foreign corporation in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect.

     (b) The execution, delivery and performance by CONSOL Energy of its obligations under the Agreement and the other Transaction Documents to which it is a party, including the Servicer's use for the benefit of the Seller of the proceeds of purchases and reinvestments: (i) are within its organizational powers; (ii) have been duly authorized by all necessary organizational action;
(iii) do not contravene or result in a default under or conflict with: (A) its certificate of incorporation, formation, limited liability company agreement or any other organizational document of CONSOL Energy, (B) any law, rule or regulation applicable to it, (C) any indenture, loan agreement, mortgage, deed of trust or other material agreement or instrument to which it is a party or by which it is bound, or (D) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its property; and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties. The Agreement and the other Transaction Documents to which CONSOL Energy is a party have been duly executed and delivered by CONSOL Energy.

     (c) No authorization, approval or other action by, and no notice to or filing with any Governmental Authority or other Person, is required for the due execution, delivery and performance by CONSOL Energy of the Agreement or any other Transaction Document to which it is a party.

     (d) Each of the Agreement and the other Transaction Documents to which CONSOL Energy is a party constitutes the legal, valid and binding obligation of CONSOL Energy enforceable (assuming the due authorization and execution of the other parties thereto) against CONSOL Energy in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws from time to time in effect affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     (e) The balance sheets of CONSOL Energy and its consolidated Subsidiaries as at December 31, 2002, and the related statements of income and retained earnings for the fiscal year then ended, copies of which have been furnished to the Administrator, fairly present the financial condition of CONSOL Energy and its consolidated Subsidiaries as at such date and the

                                      III-4
results of the operations of CONSOL Energy and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since December 31, 2002, there has been no event or circumstances which have had a Material Adverse Effect.

     (f) There is no pending or, to its best knowledge, threatened action or proceeding affecting it or any of its Subsidiaries before any Governmental Authority or arbitrator that could reasonably be expected to have a Material Adverse Effect.

     (g) No proceeds of any purchase or reinvestment will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934. No proceeds of any purchase or reinvestment will be used for any purpose that violates any applicable law, rule or regulation, including Regulations T, U or X of the Federal Reserve Board.

     (h) Each Information Package (if prepared by CONSOL Energy or one of its Affiliates, or to the extent that information contained therein is supplied by CONSOL Energy or an Affiliate), exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of CONSOL Energy to the Administrator in connection with the Agreement is or will be complete and accurate in all material respects as of its date or (except as otherwise disclosed to the Administrator at such time) as of the date so furnished.

     (i) The principal place of business, chief executive office and state of formation (as such terms are used in the UCC) of CONSOL Energy and the office where it keeps its records concerning the Receivables are located at the address referred to in Section 2(b) of Exhibit IV to the Agreement.

     (j) CONSOL Energy is not in violation of any order of any court, arbitrator or Governmental Authority, which is reasonably likely to have a Material Adverse Effect.

     (k) Neither CONSOL Energy nor any of its Affiliates has any direct or indirect ownership or other financial interest in any Conduit Purchaser.

     (l) CONSOL Energy has complied in all material respects with the Credit and Collection Policy of the Originators with regard to each Receivable originated by the Originators.

     (m) CONSOL Energy has complied in all material respects with all of the terms, covenants and agreements contained in the Agreement and the other Transaction Documents that are applicable to it.

     (n) CONSOL Energy is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. In addition, CONSOL Energy is not a "holding company," a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                                     III-5

                                   EXHIBIT IV
                                    COVENANTS

     1. Covenants of the Seller. Until the latest of the Facility Termination Date, the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding or the date all other amounts owed by the Seller under the Agreement to the Conduit Purchasers, the Administrator and any other Indemnified Party or Affected Person shall be paid in full:

     (a) Compliance with Laws, Etc. The Seller shall comply in all material respects with all applicable laws, rules, regulations and orders, and preserve and maintain its organizational existence, rights, franchises, qualifications and privileges, except to the extent that the failure so to comply with such laws, rules, regulations or orders or the failure so to preserve and maintain such rights, franchises, qualifications and privileges would not have a Material Adverse Effect.

     (b) Offices, Records and Books of Account, Etc. The Seller: (i) shall keep its principal place of business, chief executive office and state of formation (as such terms or similar terms are used in the UCC) and the office where it keeps its records concerning the Receivables at the address of the Seller set forth on Schedule IV or, pursuant to clause (1)(iv) below, at any other locations in jurisdictions where all actions reasonably requested by the Administrator to protect and perfect the interest of the Administrator in the Receivables and related items (including the Pool Assets) have been taken and completed and (ii) shall provide the Administrator with at least 30 days' written notice before making any change in the Seller's name or making any other change in the Seller's identity or organizational structure (including a Change in Control) that could render any UCC financing statement filed in connection with this Agreement "seriously misleading" as such term (or similar term) is used in the UCC; each notice to the Administrator pursuant to this sentence shall set forth the applicable change and the effective date thereof. The Seller also will maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Receivables (including records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable). Notwithstanding the above, in no event shall the Seller have or maintain, or be a partner in any partnership that has or maintains, its jurisdiction of organization, principal place of business or principal assets in any of the states of Colorado, Kansas, New Mexico, Oklahoma, Utah or Wyoming.

     (c) Performance and Compliance with Contracts and Credit and Collection Policy. The Seller shall (and shall cause the Servicer to), at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and timely and fully comply in all material respects with the applicable Credit and Collection Policy with regard to each Receivable and the related Contract.

     (d) Ownership Interest, Etc. The Seller shall (and shall cause the Servicer to), at its expense, take all action necessary or desirable to establish and maintain a valid and enforceable undivided percentage ownership or security interest, to the extent of the Purchased Interest, in the Pool Receivables, the Related Security and Collections with respect thereto, and a first priority perfected security interest in the Pool Assets, in each case free and clear of any Adverse Claim, in favor of the Administrator (on behalf of each Conduit Purchaser), including taking such action to perfect, protect or more fully evidence the interest of each Conduit Purchaser as a Conduit Purchaser, through the Administrator, may reasonably request. The Seller shall from time to time and within the time limits established by law prepare and present to the Administrator for the Administrator's authorization and approval all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrator's security interest in the Pool Assets as a first-priority interest. The Administrator's approval of such filings shall authorize the Seller to file such financing statements under the UCC without the signature of the Seller or the Administrator where allowed by applicable law. Notwithstanding anything else in the Transaction Documents to the contrary, neither the Seller, the Servicer nor any other Person shall have any authority to file a termination, partial termination, release or partial release or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements without the prior written consent of the Administrator.

     (e) Sales, Liens, Etc. The Seller shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any or all of its right, title or interest in, to or under any Pool Assets (including the Seller's undivided interest in any Receivable, Related Security or Collections, or upon or with respect to any account to which any Collections of any Receivables are sent), or assign any right to receive income in respect of any items contemplated by this paragraph.

     (f) Extension or Amendment of Receivables. Except as provided in the Credit and Collection Policy, the Seller shall not, and shall not permit the Servicer to, extend the maturity or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract (which term or condition relates to payments under, or the enforcement of, such Contract).

     (g) Change in Business or Credit and Collection Policy. The Seller shall not make (or permit the Originator to make) any material change in the character of its business or in any Credit and Collection Policy, or any change in any Credit and Collection Policy that would have a Material Adverse Effect with respect to the Receivables. The Seller shall not make (or permit the Originator to make) any other change in any Credit and Collection Policy without giving 30 days' prior written notice thereof to the Administrator.

     (h) Audits. The Seller shall (and shall cause the Originators to), from time to time during regular business hours as reasonably requested in advance (unless a Termination Event or Unmatured Termination Event exists) by the Administrator, permit the Administrator, or its agents or representatives: (i) to examine and make copies of and abstracts from all books, records and documents (including computer tapes and disks) in the possession or under the control of the Seller (or the Originators) relating to Receivables and the Related Security, including the related Contracts, (ii) to visit the offices and properties of the Seller and each Originator for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Receivables and the Related Security or the Seller's, CONSOL Energy's or each Originator's performance under the Transaction Documents or under the Contracts with any of the officers, employees, agents or contractors of the Seller, CONSOL Energy or any Originator having knowledge of such matters and (iii) without limiting the clauses (i) and (ii) above, to engage certified public accountants or other auditors acceptable to the Seller and the Administrator to conduct, at the Seller's reasonable expense (such review shall not be at the Seller's expense if the Administrator has previously conducted a review within the current fiscal year, unless a Termination Event has occurred and is continuing (in which case such review shall be at the Seller's expense)), a review of the Seller's books and records with respect to such Receivables.

     (i) Change in Lock-Box Banks, Lock-Box Accounts and Payment Instructions to Obligors. The Seller shall not, and shall not permit the Servicer or the Originators to, add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account from those listed in Schedule II to the Agreement, or make any change in its instructions to Obligors regarding payments to be made to the Seller, the Originators, the Servicer or any Lock-Box Account (or related post office box), unless the Administrator shall have consented thereto in writing and the Administrator shall have received copies of all agreements and documents (including Lock-Box Agreements) that it may request in connection therewith.

     (j) Deposits to Lock-Box Accounts. The Seller shall (or shall cause the Servicer to): (i) instruct all Obligors to make payments of all Receivables to one or more Lock-Box Accounts or to post office boxes to which only Lock-Box Banks have access (and shall instruct the Lock-Box Banks to cause all items and amounts relating to such Receivables received in such post office boxes to be removed and deposited into a Lock-Box Account on a daily basis), and (ii) deposit, or cause to be deposited, any Collections received by it, the Servicer or the Originators into Lock-Box Accounts not later than two Business Days after receipt thereof. Each Lock-Box Account shall at all times be subject to a Lock-Box Agreement. The Seller will not (and will not permit the Servicer to) deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections.

     (k) Identifying of Records. At its expense, the Seller shall: (i) identify (or cause the Servicer to identify) its master data processing records relating to Pool Receivables and related Contracts with a legend placed on a separate "declaration page" which indicates that the Receivables associated with certain company account numbers (which company account numbers shall be listed on such "declaration page") have been sold in accordance with the Agreement, and (ii) cause each Originator so to identify its master data processing records with a legend placed on a separate "declaration page" pursuant to the Sale Agreement.

     (l) Reporting Requirements. The Seller will provide to the Administrator (in multiple copies, if requested by the Administrator) the following:

          (i) as soon as available and in any event within 120 days after the end of each fiscal year of the Seller, a copy of the annual report for such year for the Seller, containing unaudited financial statements for such year certified as to accuracy by the senior financial officer or treasurer of the Seller;

          (ii) as soon as possible and in any event within five (5) Business Days after becoming aware of the occurrence of each Termination Event or Unmatured Termination Event, a statement of the senior financial officer or Treasurer of the Seller setting forth details of such Termination Event or Unmatured Termination Event and the action that the Seller has taken and proposes to take with respect thereto;

          (iii) promptly after the filing or receiving thereof, copies of all reports and notices that the Seller or any Affiliate files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Seller or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 400l(a)(3) of ERISA) to which the Seller or any of its Affiliates is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition that could, in the aggregate, result in the imposition of liability on the Seller and/or any such Affiliate;

          (iv) at least thirty days before any change in the Seller's name or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof;

          (v) promptly after the Seller obtains knowledge thereof, notice of any: (A) material litigation, investigation or proceeding that may exist at any time between the Seller and any Person or (B) material litigation or proceeding relating to any Transaction Document;

          (vi) promptly after becoming aware of the occurrence thereof, notice of a material adverse change in the business, operations, property or financial or other condition of the Seller, the Servicer or any Originator; and

          (vii) such other information respecting the Receivables or the condition or operations, financial or otherwise, of the Seller or any of its Affiliates as the Administrator may from time to time reasonably request.

     (m) Certain Agreements. Without the prior written consent of the Administrator, the Seller will not (and will not permit the Originators to) amend, modify, waive, revoke or terminate any Transaction Document to which it is a party or any provision of Seller's certificate of formation, limited liability company agreement or other organizational document of the Seller.

     (n)  Restricted Payments.

          (i) Except pursuant to clause (ii) below, the Seller will not: (A) purchase or redeem any shares of its capital stock, (B) declare or pay any dividend or set aside any funds for any such purpose, (C) prepay, purchase or redeem any Debt, (D) lend or advance any funds or (E) repay any loans or advances to, for or from any of its Affiliates (the amounts described in clauses (A) through (E) being referred to as "Restricted Payments").

          (ii) Subject to the limitations set forth in clause (iii) below, the Seller may make Restricted Payments so long as such Restricted Payments are made only in one or more of the following ways: (A) the Seller may make cash payments (including prepayments) on the Company Notes in accordance with their terms, and (B) if no amounts are then outstanding under the Company Notes, the Seller may declare and pay distributions.

          (iii) The Seller may make Restricted Payments only out of the funds it receives pursuant to Sections 1.4(b)(ii) and (iv) of the Agreement. Furthermore, the Seller shall not pay, make or declare: (A) any distributions if, after giving effect thereto, the Seller's tangible net worth would be less than $10,000,000, or (B) any Restricted Payment (including any dividend) if, after giving effect thereto, any Termination Event or Unmatured Termination Event shall have occurred and be continuing.

     (o) Other Business. The Seller will not: (i) engage in any business other than the transactions contemplated by the Transaction Documents; (ii) create, incur or permit to exist any Debt of any kind (or cause or permit to be issued for its account any letters of credit or bankers' acceptances) other than pursuant to this Agreement or the Company Notes; or (iii) form any Subsidiary or make any investments in any other Person; provided, however, that the Seller shall be permitted to incur minimal obligations to the extent necessary for the day-to-day operations of the Seller (such as expenses for stationery, audits, maintenance of legal status, etc.).

     (p) Use of Seller's Share of Collections. The Seller shall apply the Seller's Share of Collections to make payments in the following order of priority: (i) the payment of its expenses (including all obligations payable to the Conduit Purchasers and the Administrator under the Agreement and under the Fee Letters); (ii) the payment of accrued and unpaid interest on the Company Notes; and (iii) other legal and valid organizational purposes.

     (q) Tangible Net Worth. The Seller will not permit its tangible net worth, at any time, to be less than $10,000,000.

     2. Covenants of the Servicer and CONSOL Energy. Until the latest of the Facility Termination Date, the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding or the date all other amounts owed by the Seller under the Agreement to the Conduit Purchasers, the Administrator and any other Indemnified Party or Affected Person shall be paid in full:

     (a) Compliance with Laws, Etc. The Servicer and, to the extent that it ceases to be the Servicer, CONSOL Energy shall comply (and shall cause the Originators to comply) in all material respects with all applicable laws, rules, regulations and orders, and preserve and maintain its organizational existence, rights, franchises, qualifications and privileges, except to the extent that the failure so to comply with such laws, rules, regulations or orders or the failure so to preserve and maintain such existence, rights, franchises, qualifications and privileges would not have a Material Adverse Effect.

     (b) Offices, Records and Books of Account, Etc. The Servicer and, to the extent that it ceases to be the Servicer, CONSOL Energy, shall keep (and shall cause the Originators to keep) its principal place of business, chief executive office and state of formation (as such terms or similar terms are used in the applicable UCC) and the office where it keeps its records concerning the Receivables at the address(es) set forth on Schedule IV or, upon at least 30 days' prior written notice of a proposed change to the Administrator, at any other locations in jurisdictions where all actions reasonably requested by the Administrator to protect and perfect the interest of the Administrator and the Conduit Purchasers in the Receivables and related items (including the Pool Assets) have been taken and completed. The Servicer and, to the extent that it ceases to be the Servicer, CONSOL Energy, also will (and will cause the Originators to) maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Receivables (including records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable).

     (c) Performance and Compliance with Contracts and Credit and Collection Policy. The Servicer and, to the extent that it ceases to be the Servicer, CONSOL Energy, shall (and shall cause the Originators to), at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract.

     (d) Extension or Amendment of Receivables. Except as provided in the Credit and Collection Policy, the Servicer and, to the extent that it ceases to be the Servicer, CONSOL Energy, shall not extend (and shall not permit the Originators to extend), the maturity or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract (which term or condition relates to payments under, or the enforcement of, such Contract).

     (e) Change in Business or Credit and Collection Policy. The Servicer and, to the extent that it ceases to be the Servicer, CONSOL Energy, shall not make (and shall not permit the Originators to make) any material change without the consent of the Administrator in its business or in any Credit and Collection Policy, or any change in any Credit and Collection Policy that would have a Material Adverse Effect. The Servicer and, to the extent that it ceases to be the Servicer, CONSOL Energy, shall not make (and shall not permit the Originators to make) any other change in any Credit and Collection Policy without giving prior written notice thereof to the Administrator.

     (f) Audits. The Servicer and, to the extent that it ceases to be the Servicer, CONSOL Energy, shall (and shall cause the Originators to), from time to time during regular business hours as reasonably requested in advance (unless a Termination Event or Unmatured Termination Event exists) by the Administrator, permit the Administrator, or its agents or representatives: (i) to examine and make copies of and abstracts from all books, records and documents (including computer tapes and disks) in its possession or under its control relating to Receivables and the Related Security, including the related Contracts; (ii) to visit its offices and properties for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Receivables and the Related Security or its performance hereunder or under the Contracts with any of its officers, employees, agents or contractors having knowledge of such matters and (iii), without limiting the clauses (i) and (ii) above, to engage certified public accountants or other auditors acceptable to the Servicer and the Administrator to conduct, at the Servicer's reasonable expense (such review shall not be at the Servicer's expense if the Administrator has previously conducted a review within the current fiscal year unless a Termination Event has occurred and is continuing (in which case such review shall be at the Seller's expense)), a review of the Servicer's books and records with respect to such Receivables.

     (g) Change in Lock-Box Banks, Lock-Box Accounts and Payment Instructions to Obligors. The Servicer and, to the extent that it ceases to be the Servicer, CONSOL Energy, shall not (and shall not permit the Originators to) add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account from those listed in Schedule II to the Agreement, or make any change in its instructions to Obligors regarding payments to be made to the Servicer or any Lock-Box Account (or related post office box), unless the Administrator shall have consented thereto in writing and the Administrator shall have received copies of all agreements and documents (including Lock-Box Agreements) that it may request in connection therewith.

     (h) Deposits to Lock-Box Accounts. The Servicer shall: (i) instruct all Obligors to make payments of all Receivables to one or more Lock-Box Accounts or to post office boxes to which only Lock-Box Banks have access (and shall instruct the Lock-Box Banks to cause all items and amounts relating to such Receivables received in such post office boxes to be removed and deposited into a Lock-Box Account on a daily basis); and (ii) deposit, or cause to be deposited, any Collections received by it into Lock-Box Accounts not later than one Business Day after receipt thereof. Each Lock-Box Account shall at all times be subject to a Lock-Box Agreement.

     (i) Preservation of Security Interest. The Servicer shall (and shall cause the Seller to) take any and all action as the Administrator may require to preserve and maintain the perfection and priority of the security interest of the Administrator in the Pool Assets pursuant to this Agreement.

     (j) Identifying of Records. At its expense, the Servicer shall identify its master data processing records relating to Pool Receivables and related Contracts with a legend placed on a separate "declaration page" which indicates that the Receivables associated with certain company account numbers (which company account numbers shall be listed on such "declaration page") have been sold in accordance with the Agreement.

     (k) Reporting Requirements. CONSOL Energy shall provide to the Administrator (in multiple copies, if requested by the Administrator) the following:

          (i) as soon as available and in any event within 60 days after the end of the first three quarters of each fiscal year of CONSOL Energy, balance sheets of CONSOL Energy and the consolidated Subsidiaries of CONSOL Energy as of the end of such quarter and statements of income, retained earnings and cash flow of CONSOL Energy and consolidated Subsidiaries of CONSOL Energy for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the senior financial officer or treasurer of such Person;

          (ii) as soon as available and in any event within 120 days after the end of each fiscal year of CONSOL Energy, a copy of the annual report for such year for CONSOL Energy and its consolidated Subsidiaries, containing financial statements for such year audited by independent certified public accountants of nationally recognized standing;

          (iii) together with the financial statements required in (i) and (ii) above, a compliance certificate in substantially the form of Annex D signed by the senior financial officer or treasurer of the Seller or CONSOL Energy, or such other Person as may be acceptable to the Administrator;

          (iv) as to the Servicer only, as soon as available and in any event not later than two (2) Business Days prior to the Monthly Settlement Date, an Information Package as of the most recently completed calendar month or, if in the opinion of the Administrator reasonable grounds for insecurity exist with respect to the collectibility of the Pool Receivables or with respect to the Seller or Servicer's performance or ability to perform its obligations under the Agreement, within six Business Days of a request by the Administrator, supplemental interim information relating to the Receivables to the extent that such information is reasonably obtainable for such periods as is specified by the Administrator (but in no event more frequently than weekly);

          (v) as soon as possible and in any event within five Business days after becoming aware of the occurrence of each Termination Event or Unmatured Termination Event, a statement of the chief financial officer of CONSOL Energy setting forth details of such Termination Event or Unmatured Termination Event and the action that such Person has taken and proposes to take with respect thereto;

          (vi) promptly after the sending or filing thereof, copies of all reports that CONSOL Energy sends to any of its security holders, and copies of all reports and registration statements that CONSOL Energy or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange; provided, that any filings with the Securities and Exchange Commission that have been granted "confidential" treatment shall be provided promptly after such filings have become publicly available;

          (vii) promptly after the filing or receiving thereof notice of and, upon the request of the Administrator, copies of all reports and notices that CONSOL Energy or any Affiliate of CONSOL Energy files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that such Person or any of its Affiliates receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which such Person or any Affiliate of CONSOL Energy is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition that could, in the aggregate, result in the imposition of material liability on CONSOL Energy and/or any such Affiliate;

          (viii) at least thirty days before any change in CONSOL Energy's or any Originator's name or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof;

          (ix) promptly after CONSOL Energy obtains knowledge thereof, notice of any: (A) litigation, investigation or proceeding which is reasonably expected to result in liability to CONSOL Energy or its Subsidiaries that may exist at any time between CONSOL Energy or any of its Subsidiaries and any Governmental Authority that, if not cured or if adversely determined, as the case may be, would have a Material Adverse Effect; (B) litigation or proceeding adversely affecting such Person or any of its Subsidiaries in which the amount involved is $10,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought; or (C) litigation or proceeding relating to any Transaction Document;

          (x) promptly after becoming aware of the occurrence thereof, notice of a material adverse change in the business, operations, property or financial or other condition of CONSOL Energy or any of its Subsidiaries;

          (xi) the occurrence of a default or any event of default under any other financing arrangement evidencing $25,000,000 or more of indebtedness pursuant to which CONSOL Energy or any Originator is a debtor or an obligor; and

          (xii) such other information respecting the Receivables or the condition or operations, financial or otherwise, of CONSOL Energy or any of its Affiliates as the Administrator may from time to time reasonably request.

All reports required to be delivered pursuant to clauses (i), (ii) or (vi) shall be deemed to have been delivered on the date on which the senior financial officer or treasurer of CONSOL Energy notifies the Administrator that such report is posted on the SEC's website at www.sec.gov (notice of the financial statements to be delivered under clauses (i) and (ii) may be contained in the compliance certificate referred to in clause (iii) above) and such posting shall be deemed to satisfy the reporting requirements of clauses (i), (ii), and (vi), provided that CONSOL Energy shall provide a paper of the certification set forth in paragraph (i).

     3. Separate Existence. Each of the Seller and CONSOL Energy hereby acknowledges that the Purchasers, the Conduit Purchasers and the Administrator are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Seller's identity as a legal entity separate from CONSOL Energy and its Affiliates. Therefore, from and after the date hereof, each of the Seller and CONSOL Energy shall take all steps specifically required by the Agreement or reasonably required by the Administrator to continue the Seller's identity as a separate legal entity and to make it apparent to third Persons that the Seller is an entity with assets and liabilities distinct from those of CONSOL Energy and any other Person, and is not a division of CONSOL Energy, its Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each of the Seller and CONSOL Energy shall take such actions as shall be required in order that:

     (a) The Seller will be a limited purpose corporation whose primary activities are restricted in its certificate of incorporation to: (i) purchasing or otherwise acquiring from the Originators (or their Affiliates), owning, holding, granting security interests or selling interests in Pool Assets (or other receivables originated by the Originators or their Affiliates, and certain related assets), (ii) entering into agreements for the selling and servicing of the Receivables Pool (or other receivables pools originated by the Originators or their Affiliates), and (iii) conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

     (b) The Seller shall not engage in any business or activity, or incur any indebtedness or liability, other than as expressly permitted by the Transaction Documents;

     (c) Not less than one member of the Seller's Directors (the "Independent Director") shall be an individual who is not a direct, indirect or beneficial stockholder, officer, director, employee, affiliate, associate or supplier of CONSOL Energy or any of its Affiliates. The certificate of incorporation of the Seller shall provide that: (i) the Seller's Board of Directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Seller unless the Independent Director shall approve the taking of such action in writing before the taking of such action, and (ii) such provision cannot be amended without the prior written consent of the Independent Director;

     (d) The Independent Director shall not at any time serve as a trustee in bankruptcy for the Seller, CONSOL Energy or any Affiliate thereof;

     (e) Any employee, consultant or agent of the Seller will be compensated from the Seller's funds for services provided to the Seller. The Seller will not engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Transaction Documents for the Receivables Pool, which servicer will be fully compensated for its services by payment of the Servicing Fee, and a manager, which manager will be fully compensated from the Seller's funds;

     (f) The Seller will contract with the Servicer to perform for the Seller all operations required on a daily basis to service the Receivables Pool. The Seller will pay the Servicer the Servicing Fee pursuant hereto. The Seller will not incur any material indirect or overhead expenses for items shared with CONSOL Energy (or any other Affiliate thereof) that are not reflected in the Servicing Fee. To the extent, if any, that the Seller (or any Affiliate thereof) shares items of expenses not reflected in the Servicing Fee or the manager's fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered; it being understood that CONSOL Energy shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including legal, agency and other fees;

     (g) The Seller's operating expenses will not be paid by CONSOL Energy or any other Affiliate thereof;

     (h) All of the Seller's business correspondence and other communications shall be conducted in the Seller's own name and on its own separate stationery;

     (i) The Seller's books and records will be maintained separately from those of CONSOL Energy and any other Affiliate thereof;

     (j) All financial statements of CONSOL Energy or any Affiliate thereof that are consolidated to include Seller will contain detailed notes clearly stating that: (i) a special purpose corporation exists as a Subsidiary of CONSOL Energy, and (ii) the Originators have sold receivables and other related assets to such special purpose Subsidiary that, in turn, has sold undivided interests therein to certain financial institutions and other entities;

     (k) The Seller's assets will be maintained in a manner that facilitates their identification and segregation from those of CONSOL Energy or any Affiliate thereof;

     (l) The Seller will strictly observe organizational formalities in its dealings with CONSOL Energy or any Affiliate thereof, and funds or other assets of the Seller will not be commingled with those of CONSOL Energy or any Affiliate thereof except as permitted by the Agreement in connection with servicing the Pool Receivables. The Seller shall not maintain joint bank accounts or other depository accounts to which CONSOL Energy or any Affiliate thereof has independent access. The Seller is not named, and has not entered into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy with respect to any loss relating to the property of CONSOL Energy or any Subsidiary or other Affiliate of CONSOL Energy. The Seller will pay to the appropriate Affiliate the marginal increase or, in the absence of such increase, the market amount of its portion of the premium payable with respect to any insurance policy that covers the Seller and such Affiliate;

     (m) The Seller will maintain arm's-length relationships with CONSOL Energy (and any Affiliate thereof). Any Person that renders or otherwise furnishes services to the Seller will be compensated by the Seller at market rates for such services it renders or otherwise furnishes to the Seller. Neither the Seller nor CONSOL Energy will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other. The Seller and CONSOL Energy will immediately correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity;

     (n) CONSOL Energy shall not pay the salaries of Seller's employees, if any;

     (o) The Seller does not and will not hold itself responsible for the obligations of any other Person, and shall not guarantee or become liable for the debts of any other Person;

     (p) The Seller will conduct its business in its own name and shall hold itself out as a separate entity from any other Person;

     (q) The Seller shall maintain a sufficient number of employees and a dequate capital in light of its contemplated business activities;

     (r) The Seller shall not acquire the obligations or securities of any of its shareholders; and

     (s) The Seller shall not pledge its assets for the benefit of any other Person or make any loans or advances to any other Person, except pursuant to the Transaction Documents.

                                    EXHIBIT V
                               TERMINATION EVENTS

     Each of the following shall be a "Termination Event":

     (a) (i) the Seller, CONSOL Energy, any Originator or the Servicer (if CONSOL Energy or any of its Affiliates) shall fail to perform or observe any term, covenant or agreement under the Agreement or any other Transaction Document and, except as otherwise provided herein, such failure shall continue for thirty calendar days after knowledge or notice thereof, (ii) the Seller or the Servicer shall fail to make when due any payment or deposit to be made by it under the Agreement and such failure shall continue unremedied for one Business Day or (iii) CONSOL Energy shall resign as Servicer, and no successor Servicer reasonably satisfactory, to the Administrator shall have been appointed;

     (b) CONSOL Energy (or any Affiliate thereof) shall fail to transfer to any successor Servicer when required any rights pursuant to the Agreement that CONSOL Energy (or such Affiliate) then has as Servicer;

     (c) any representation or warranty made or deemed made by the Seller, CONSOL Energy or Originator (or any of their respective officers) under or in connection with the Agreement or any other Transaction Document, or any information or report delivered by the Seller, CONSOL Energy or Originator or the Servicer pursuant to the Agreement or any other Transaction Document, shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered and shall remain incorrect or untrue for thirty calendar days after knowledge or notice thereof (if the warranty is of a type that is capable of being cured);

     (d) the Seller or the Servicer shall fail to deliver the Information Package pursuant to the Agreement, and such failure shall remain unremedied for two Business Days;

     (e) the Agreement or any purchase or reinvestment pursuant to the Agreement shall for any reason: (i) cease to create, or the Purchased Interest shall for any reason cease to be, a valid and enforceable perfected undivided percentage ownership or security interest to the extent of the Purchased Interest in each Pool Receivable, the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, or (ii) cease to create with respect to the Pool Assets, or the interest of the Conduit Purchasers with respect to such Pool Assets shall cease to be, a valid and enforceable first priority perfected security interest, free and clear of any Adverse Claim;

     (f) the Seller, CONSOL Energy, or any Originator shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller, CONSOL Energy, or any Originator seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller, CONSOL Energy, or any Originator shall take any corporate or organizational action to authorize any of the actions set forth above in this paragraph;

     (g) (i) the (A) Default Ratio shall exceed 5.0% or (B) the Delinquency Ratio shall exceed 6.0% or (ii) the average for three consecutive calendar months of: (A) the Default Ratio shall exceed 3.0%, (B) the Delinquency Ratio shall exceed 5.0% or (C) the Dilution Ratio shall exceed 3.0%;

     (h)  at any time the Days' Sales Outstanding shall exceed 45 days;

     (i)  a Change in Control shall occur;

     (j) at any time (i) the sum of (A) the Capital plus (B) the Total Reserves, exceeds (ii) the sum of (A) the Net Receivables Pool Balance at such time plus (B) the Conduit Purchasers' Share of the amount of Collections then on deposit in the Lock-Box Accounts (other than amounts set aside therein representing Discount and fees), and such circumstance shall not have been cured within five Business Days after knowledge thereof by the Seller, CONSOL Energy, the Servicer or any Originator; provided that each month upon the due date for the Information Package, such parties shall be deemed to have knowledge thereof (regardless of whether or not such parties had such knowledge or whether or not the Information Package due to be delivered on such date was delivered to the Administrator);

     (k) (i) CONSOL Energy or any Originator shall fail to pay any principal of or premium or interest on any of its Debt that is outstanding in a principal amount of at least $25,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Debt (and shall have not been waived); or (ii) any other event shall occur or condition shall exist under any agreement, mortgage, indenture or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement, mortgage, indenture or instrument (and shall have not been waived), if, in either case: (a) the effect of such non-payment, event or condition is to give the applicable debtholders the right (whether acted upon or not) to accelerate the maturity of such Debt, or (b) any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case before the stated maturity thereof; or

     (l) either: (i) a contribution failure shall occur with respect to any Benefit Plan sufficient to give rise to a lien under Section 302(f) of ERISA,
(ii) the Internal Revenue Service shall file a notice of lien asserting a claim or claims pursuant to the Internal Revenue Code with regard to any of the assets of Seller, any Originator, CONSOL Energy or any ERISA Affiliate and such lien shall have been filed and not released within 10 days, or (iii) the Pension Benefit

Guaranty Corporation shall, or shall indicate its intention in writing to the Seller, any Originator, CONSOL Energy or any ERISA Affiliate to, either file a notice of lien asserting a claim pursuant to ERISA with regard to any assets of the Seller, any Originator, CONSOL Energy, or any ERISA Affiliate or terminate any Benefit Plan that has unfunded benefit liabilities, or any steps shall have been taken to terminate any Benefit Plan subject to Title IV of ERISA so as to result in any material liability and such lien shall have been filed and not released within 10 days.

                                   SCHEDULE I
                          CREDIT AND COLLECTION POLICY


                                  Schedule I-1

                                   SCHEDULE II
                      LOCK-BOX BANKS AND LOCK-BOX ACCOUNTS

Lock-Box Bank     Lock-Box      Account            P.O. Box
---------------------------   --------------------------------------

PNC Bank           643391     1017285895   P.O. Box 643391
                                           Pittsburgh, PA 15264-3391

                   532786     1017285895   P.O. Box 532786
                                           Atlanta, GA 30353-2786

Mellon Bank        360003     127-7247     P.O. Box 360003M
                                           Pittsburgh, PA 15251-6003

                   40234      127-7247     P.O. Box 40234M
                                           Atlanta, GA 31192-0234

                   360428     197-4798     P.O. Box 360428M
                                           Pittsburgh, PA 15251-6428


                                  Schedule II-1

                                  SCHEDULE III
                                   TRADE NAMES

Organizational Name                     Trade Names / Fictitious Names
-------------------                     ------------------------------


CONSOL Energy Inc.

Consol Sales Company

CONSOL of Kentucky Inc.

Consol Pennsylvania Coal Company

Consolidation Coal Company

Island Creek Coal Company

Windsor Coal Company

McELROY COAL COMPANY

Keystone Coal Mining Corporation

Eighty-Four Mining Company

CNX Gas Company LLC f/a/k/a Pocahontas Gas Partnership and Buchanan Production Company

CNX Marine Terminals Inc. f/a/k/a Consolidation Coal Sales Company


                                 Schedule III-1

                                   SCHEDULE IV
                                OFFICE LOCATIONS

The Principal Place of Business, Chief Executive Office and State of Formation of the Seller is:

CONSOL Plaza

Treasury Suite 125

1800 Washington Road

Pittsburgh, PA 15241

Delaware Corporation


The Seller maintains its master books and records relating to Receivables at:

CONSOL Plaza

Treasury Suite 125

1800 Washington Road

Pittsburgh, PA 15241


The Principal Place of Business, Chief Executive Office and State of Formation of the Servicer:

1800 Washington Road

Pittsburgh, PA 15241

Delaware Corporation


The Servicer maintains its master books and records relating to the Receivables at:

1800 Washington Road

Pittsburgh, PA 15241

                                  Schedule IV-1

                                   SCHEDULE V

                               CONDUIT PURCHASERS

Name              Commitment    Undivided % Ownership     Conduit
                                      Interest             Agent

Market Street   $ 125,000,000                     100%    PNC


                                  Schedule V-1

                                                                         ANNEX A
                                               to Receivables Purchase Agreement

                           FORM OF INFORMATION PACKAGE


                                    Annex A-1

                                                                         ANNEX B
                                               to Receivables Purchase Agreement

                             FORM OF PURCHASE NOTICE


                                    Annex B-1

                            FORM OF PURCHASE NOTICE

                              ____________, [200_]

PNC Bank, National Association, as Administrator
One PNC Plaza, 26th Floor
249 Fifth Avenue
Pittsburgh, PA 15222-2707

Ladies and Gentlemen:

     Reference is hereby made to the Receivables Purchase Agreement, dated as of April 30, 2003 (as heretofore amended or supplemented, the "Receivables Purchase Agreement"), among CNX Funding Corporation, ("Seller"), CONSOL Energy Inc., as Servicer, Consol Sales Company, CONSOL of Kentucky Inc., Consol Pennsylvania Coal Company, Consolidation Coal Company, Island Creek Coal Company, Windsor Coal Company, McELROY COAL COMPANY, Keystone Coal Mining Corporation, Eighty-Four Mining Company, CNX Gas Company LLC, CNX Marine Terminals Inc., as the Sub-Servicers, the Conduit Purchasers party thereto, the Conduit Agents party thereto, and PNC Bank, National Association, (the "Administrator"). Capitalized terms used in this Purchase Notice and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.

     This letter constitutes a Purchase Notice pursuant to Section 1.2(a) of the Receivables Purchase Agreement. Seller desires to sell an undivided variable interest in a pool of receivables on _______________, [200_], for a purchase price of $_______________. Subsequent to this Purchase, the aggregate outstanding Capital will be $_______________. Each Conduit Purchaser's Share of such Purchase and resulting aggregate Capital is set forth on a schedule attached hereto.

     Seller hereby represents and warrants as of the date hereof, and as of the date of Purchase, as follows:

     (i) the representations and warranties contained in Exhibit III of the Receivables Purchase Agreement are correct on and as of such dates as though made on and as of such dates and shall be deemed to have been made on such dates;

     (ii) no Termination Event or Unmatured Termination Event has occurred and is continuing, or would result from such purchase;

     (iii) after giving effect to the purchase proposed hereby, the aggregate outstanding Capital of the Purchased Interest will not exceed 100% and the Capital will not exceed the Purchase Limit; and

     (iv)  the Facility Termination Date shall not have occurred.

     IN WITNESS WHEREOF, the undersigned has caused this Purchase Notice to be executed by its duly authorized officer as of the date first above written.

                                        CNX FUNDING CORPORATION


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                                                         ANNEX C
                                               to Receivables Purchase Agreement

                             FORM OF PAYDOWN NOTICE


                                    Annex C-1

                             FORM OF PAYDOWN NOTICE

                               ___________,______

PNC Bank, National Association, as Administrator
One PNC Plaza, 26th floor
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2707

Ladies and Gentlemen:

     Reference is hereby made to the Receivables Purchase Agreement, dated as of April 30, 2003 (as amended, supplemented or otherwise modified, the "Receivables Purchase Agreement"), among CNX Funding Corporation, as Seller, CONSOL Energy Inc., as Servicer, Consol Sales Company, CONSOL of Kentucky Inc., Consol Pennsylvania Coal Company, Consolidation Coal Company, Island Creek Coal Company, Windsor Coal Company, McELROY COAL COMPANY, Keystone Coal Mining Corporation, Eighty-Four Mining Company, CNX Gas Company LLC, CNX Marine Terminals Inc., as the Sub-Servicers, the Conduit Purchasers party thereto, the Conduit Agents party thereto, and PNC Bank, National Association, as Administrator. Capitalized terms used in this paydown notice and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.

     This letter constitutes a paydown notice pursuant to Section 1.4(f)(i) of the Receivables Purchase Agreement. The Seller desires to reduce the Capital on _______________, _____1 by the application of $_______________ in cash to pay
Capital and Discount to accrue (until such cash can be used to pay commercial paper notes) with respect to such Capital, together with all costs related to such reduction of Capital. Each Conduit Purchaser's Share of such reduction and resulting aggregate Capital is set forth on a schedule attached hereto.


----------

                                   Annex C-1

     IN WITNESS WHEREOF, the undersigned has caused this paydown notice to be executed by its duly authorized officer as of the date first above written.

                                        CNX FUNDING CORPORATION


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                    Annex C-2

                                                                         ANNEX D
                                               to Receivables Purchase Agreement

                         FORM OF COMPLIANCE CERTIFICATE

To:  PNC Bank, National Association, as Administrator

          This Compliance Certificate is furnished pursuant to that certain Receivables Purchase Agreement, dated as of April 30, 2003 (as amended, supplemented or otherwise modified, the "Receivables Purchase Agreement"), among CNX Funding Corporation, as Seller (the "Seller"), CONSOL Energy Inc., as Servicer (the "Servicer"), Consol Sales Company, CONSOL of Kentucky Inc., Consol Pennsylvania Coal Company, Consolidation Coal Company, Island Creek Coal Company, Windsor Coal Company, McELROY COAL COMPANY, Keystone Coal Mining Corporation, Eighty-Four Mining Company, CNX Gas Company LLC, CNX Marine Terminals Inc., as the Sub-Servicers, the Conduit Purchasers party thereto, the Conduit Agents party thereto, and PNC Bank, National Association, as Administrator (the "Administrator") (the "Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

          THE UNDERSIGNED HEREBY CERTIFIES THAT:

          1.   I am the duly elected ____________________ of Seller.

          2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and condition of Seller during the accounting period covered by the attached financial statements.

          3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Termination Event or an Unmatured Termination Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in paragraph 5 below.

          4. Schedule I attached hereto sets forth (i) financial data and computations evidencing the compliance with certain covenants of the Agreement (and the Three Year Credit Agreement and 364-DayCredit Agreement), all of which data and computations are true, complete and correct, and (ii) notice to the Administrator that the financial statements of CONSOL Energy and its Subsidiaries for the period referenced on Schedule I hereto are available on the SEC's website.

          5. Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Seller has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in
Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _____ day of____________, 20___.

CNX FUNDING CORPORATION


By:
   --------------------------------
Name:
     ------------------------------
Title:
      -----------------------------

                      SCHEDULE I TO COMPLIANCE CERTIFICATE

          A. Schedule of Compliance as of ____________________, 20__ with Section(s) _____ of the Agreement. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

          This schedule relates to the month ended:

          B. The financial statements of CONSOL Energy and its Subsidiaries for the period ending on _________________, 200_, are available on the SEC's website.

                                       S-1